EXHIBIT 10.3

                       ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made this 6th day of April, 1999 by and among SONIC AUTOMOTIVE, INC., a Delaware corporation ("BUYER"), L.O.R., INC., a Maryland corporation ("L.O.R."), WALDORF AUTOMOTIVE, INC., a Maryland corporation ("WALDORF"), MANHATTAN IMPORTED CARS, INC., a Maryland corporation ("MIC"), and the shareholders of L.O.R., MIC and Waldorf (individually, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS"). L.O.R., MIC and Waldorf may be referred to herein individually as a "SELLER" and collectively as the "SELLERS."


                    W I T N E S S E T H:

     WHEREAS, L.O.R. is engaged in a Lexus automobile dealership business (the "LOR BUSINESS") located at 15501 Frederick Road, Rockville, Maryland 20855, Waldorf is engaged in a Nissan Jeep automobile dealership business (the "WALDORF BUSINESS") located at 2950 Crane Highway, Waldorf, Maryland 20601, and MIC is engaged in, among other businesses, a Porsche and Audi automobile dealership business (collectively, the "MIC BUSINESS") located at 15515 Frederick Road, Rockville, Maryland 20855 (such businesses to be referred to individually as a "BUSINESS" and collectively as the "BUSINESSES"); and

     WHEREAS, Sellers desire to sell and Buyer desires to buy, or to cause one or more subsidiaries or affiliates of Buyer to buy, certain assets pertaining to the Businesses, subject to the terms and conditions of this Agreement; and

     WHEREAS, contemporaneously with the execution of this Agreement, Buyer has entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") with Manhattan Auto, Inc., and the shareholders of Manhattan Auto, Inc., with respect to the acquisition by Buyer of certain automobile dealership properties; and

     WHEREAS, contemporaneously with the execution of this Agreement, Buyer has entered into a Contract to Purchase and Sell Property (the "REAL PROPERTY PURCHASE AGREEMENT") with WAI Limited Partnership and its general partners (the "WALDORF OWNER"), whereby Buyer has agreed to buy and the Waldorf Owner has agreed to sell the real property at which Waldorf conducts the Nissan Jeep automobile dealership business (the "WALDORF PROPERTY"); and

     WHEREAS, although the consummation of the transactions contemplated hereby are not subject to the consummation of the transactions contemplated by the Merger Agreement, the parties hereto nonetheless fully intend to and, to the extent practicable, will coordinate the consummation of the

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transactions contemplated hereby with the consummation of the transactions contemplated by the Merger Agreement in such a manner as to close both transactions on the same date.

     WHEREAS, at the closing of the transactions contemplated by this Agreement, MIC will assign to Buyer the Existing Lease (as defined below) of the real property at which L.O.R. conducts the LOR Business and MIC conducts the MIC Business (the "ROCKVILLE PROPERTY"; and

     WHEREAS, at the closing of the transactions contemplated by this Agreement, Buyer and Air Beach LP will enter into the Air Beach Lease (as defined in
Section 10.19) whereby Buyer will lease from Air Beach certain condominium units at which MIC operates (and sublets to certain of its Affiliates from time to time) a paint and body shop (the "AIR BEACH PROPERTY"); and

     WHEREAS, the consummation of the transactions contemplated by this Agreement is, to the extent described in Sections 8.16 and 9.7, subject to the consummation of the transactions contemplated by the Real Property Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:


                              ARTICLE I

                         CERTAIN DEFINITIONS

     1.1 "AGGREGATE CONSIDERATION" shall mean Twenty-Four Million Dollars ($24,000,000) plus the Purchase Price paid at Closing.

     1.2 "ASSETS" shall mean: the New Vehicles (as defined in Section 3.1); the Demonstrators (as defined in Section 3.2); the Used Vehicles (as defined in
Section 3.5), if any; the Parts (as defined in Section 4.3); the Miscellaneous Inventories (as defined in Section 5.1); the Work in Progress (as defined in
Section 5.3); the Fixtures and Equipment (as defined in Section 5.4); the Miscellaneous Assets (as defined in Section 5.5); the goodwill of each of the Businesses; and any other assets of the Sellers which are expressly transferred to Buyer hereunder. Assets shall not include any cash, notes receivable, accounts receivable, deposits made by Sellers and items in categories defined in Sections 3.1 through 3.5 and 4.1 through 4.3 and 5.1 through 5.5 which are not purchased by Buyer.

     1.3 "CLOSING DATE" shall mean the date of the closing of the purchase and sale of the Assets (the "CLOSING") which shall be a date designated by the Buyer, which date shall be as soon as reasonably practicable after: (a) the receipt by Buyer of the approvals of the Manufacturers contemplated in Section 8.13; (b) the satisfaction of the conditions set forth in

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Sections 8.8 and 8.18; and (c) the completion of the audited financial statements contemplated in Section 8.21. The Closing Date shall not be later than the Closing Date Deadline. The Closing shall be held at the offices of Seller's counsel in Washington, D.C. at 9:30 a.m. on the Closing Date.

     1.4 "CLOSING DATE DEADLINE" shall mean the date that is the sixtieth (60th) day after the date hereof; provided, however, if, as of the Closing Date
Deadline: (a) the Buyer shall not have obtained such approvals under Section 8.13, (b) the conditions set forth in Sections 8.8 and 8.18 shall not have been satisfied; and/or (c) such audited financial statements shall not have been completed, either Sellers or Buyer may elect to extend the Closing Date Deadline for up to an additional sixty (60) days.

     1.5 "EXISTING LEASE" shall mean the lease between Manhattan Porsche Audi, Inc. (predecessor in interest to MIC) and Royco, Inc. dated June 26, 1985 as modified by the Lease Modification Agreement dated August 2, 1985 and as further modified by the Second Amendment to Lease dated as of July 31, 1996.

     1.6 "INVENTORY DATE" shall mean the close of business on the date of completion of the Inventory (as defined in Section 4.1), which date shall not be more than three (3) days prior to the Closing Date, or such later date prior to the Closing as is mutually agreed by Sellers and Buyer.

     1.7 "LIABILITIES" of a Seller shall mean: (a) all obligations of such Seller arising in the ordinary course of business after the Closing Date, and not as a result of any breach or default, under (i) each contract and lease of such Seller that is set forth on Annex A of Schedule 2.4 attached hereto but only if Buyer has agreed to assume such contract or lease pursuant to an Assumption Agreement, (ii) the Existing Lease, and (iii) all other contracts and leases of such Seller that are entered into in connection with the Business of such Seller in the ordinary course of business at any time after the date hereof and on or prior to the Closing Date, but only if Buyer has agreed to assume such other contracts or leases pursuant to an Assumption Agreement (as defined in Section 2.4 below); and (b) the Inducement Fee as provided in Section 2.7 below. "LIABILITIES" may also describe the aggregate Liabilities of any or all of the Sellers, if the context so admits or provides.

     1.8 "MANUFACTURER" shall mean any, and "MANUFACTURERS" shall mean all, of: the Lexus Division of Toyota Motor Sales U.S.A., Inc. ("LEXUS"); Nissan North America, Inc. ("NISSAN"); Chrysler Corp. ("CHRYSLER"); Porsche Cars North America, Inc. ("PORSCHE"); and Audi of America, Inc. ("AUDI").

     1.9 "REAL PROPERTY" shall mean the Waldorf Property, the Rockville Property and the Air Beach Property.

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                              ARTICLE II
                              ----------

                   SALE AND PURCHASE OF THE ASSETS
                   -------------------------------

     2.1 SALE AND PURCHASE. Upon the terms and subject to the conditions hereinafter set forth, at the Closing, Sellers will sell, transfer and convey the Assets to Buyer and Buyer will purchase the Assets from Sellers for the consideration set forth in this Agreement. The sale, transfer and conveyance of the Assets will be made by execution and delivery at the Closing of a bill of sale from each Seller in a form reasonably satisfactory to Buyer's counsel (the "BILLS OF SALE") and Articles of Transfer and such other instruments of assignment, transfer and conveyance as Buyer shall reasonably request. Except to the extent specifically included within the Assets, Sellers will not sell, and Buyer will not purchase, any other tangible or intangible assets of Sellers.

     2.2 PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") to be paid for the Assets shall consist of Twenty-three Million Six Hundred Sixty-six Thousand Dollars ($23,666,000), as the purchase price for the Businesses and intangible assets included in the Assets (the "BUSINESS AND INTANGIBLE ASSETS PURCHASE PRICE"), which shall be allocated among the Sellers in accordance with Part I of Schedule 2.2 hereto, plus the amounts paid by Buyer pursuant to Section 2.3(c), plus the sum of: (a) the New Vehicle Purchase Price (as defined in Section 3.1); (b) the Demonstrator Purchase Price (as defined in
Section 3.2); (c) the Used Vehicle Purchase Price (as defined in Section 3.5), if applicable; (d) the Parts Purchase Price (as defined in Section 4.4); (e) the Miscellaneous Inventories Purchase Price (as defined in Section 5.1); (f) the Work in Progress Purchase Price (as defined in Section 5.3); and (g) the Fixtures and Equipment Purchase Price (as defined in Section 5.4). Each of the components of the Purchase Price, other than the Business and Intangible Assets Purchase Price, shall be allocated among the Sellers in accordance with their respective Assets upon which such components are based, as reflected in a revised Part I of Schedule 2.2, to be completed by Buyer and Sellers at least three (3) days prior to the Closing Date. The parties acknowledge that the New Vehicle Purchase Price, the Parts Purchase Price and the Miscellaneous Inventories Purchase Price will be based upon information contained in Schedule
3.1 and the Inventory (as defined in Section 4.1), both of which are to be delivered prior to the Closing Date. The parties also acknowledge that adjustments to those categories of Assets will have to be made to reflect ordinary course increases or decreases in those assets between the time of delivery of such Schedule 3.1 and the Inventory and the Closing Date, and that the related components of the Purchase Price will have to be adjusted to reflect any such adjustments to those Assets. All of the foregoing adjustments (with appropriate payments in cash or wire transfer by the parties) will be made as promptly as possible after the Closing. Each party will use the Purchase Price and Liabilities allocation described in Part II of Schedule 2.2 hereto, as finally adjusted, in all reporting to, and tax returns filed with, the Internal Revenue Service and other state and local taxing authorities.

     2.3 PAYMENT. Upon the terms and subject to the conditions hereinafter set forth, at the Closing:

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          (a) The Buyer shall issue and deliver to the Sellers at Closing, pro rata in accordance with the Sellers' respective allocation of the Purchase Price in accordance with Schedule 2.2, (i) such whole number of Registered Common Shares (as defined below) OR (ii) such whole number (but not less than zero) of Restricted Common Shares (as defined below), in either case with an aggregate Market Price, determined as of the Closing Date, equal to (A) forty percent (40%) of the Aggregate Consideration less (B) $22,000,000 (such Market Price amount being referred to herein as the "ASSET AGREEMENT STOCK CONSIDERATION").

          (b) Buyer shall deliver to Sellers, by bank or cashier's check or a wire transfer to an account designated by Sellers, an amount equal to the Purchase Price less (i) the aggregate Market Price, as of the Closing Date, of such shares as are issued and delivered in accordance with Section 2.3(a) and
(ii) the amount paid pursuant to Section 2.3(c) below;

          (c) Buyer shall pay by wire transfer to the respective holders thereof, pursuant to payoff letters to be provided by such holders as of the Closing Date, the principal of and accrued interest as of the Closing Date, not to exceed an aggregate total of $2,800,000, of the obligations of all the Sellers that are owed to one or more of the Sellers, shareholders of Sellers, Marco LP or any entity controlled by any shareholder of Sellers as described on
Schedule 2.3(c); and

          (d) Buyer shall assume the Liabilities in accordance with Section 2.4.

     2.4 ASSIGNMENT AND ASSUMPTION. At the Closing, each Seller will assign to Buyer its Liabilities, and Buyer will assume and agree to perform and discharge the Liabilities of each Seller, pursuant to an assignment and assumption agreement with each Seller in the form attached hereto as Exhibit 2.4 (collectively, the "ASSUMPTION AGREEMENTS"). Notwithstanding anything herein to the contrary, except as expressly provided in this Section 2.4 and in the Assumption Agreements, Buyer does not and will not assume or become liable for any obligations or liabilities of any Seller, of any kind whatsoever, fixed or contingent, known or unknown (collectively, the "RETAINED LIABILITIES"), as a result of the transactions contemplated in this Agreement. Each Seller shall retain and agrees to satisfy and discharge all of its Retained Liabilities, including the Retained Liabilities set forth with respect to such Seller on Part II of Schedule 2.4.

     2.5 NON-COMPETITION AGREEMENT. At the Closing: (a) L.O.R. and Bernard Mills shall enter into a non-competition agreement with Buyer substantially in the form of Exhibit 2.5(a) attached hereto and (b) Waldorf and John Birch shall enter into a non-competition agreement with Buyer substantially in the form of
Exhibit 2.5(b) attached hereto (collectively, the "NON-COMPETITION AGREEMENTS").

     2.6 EMPLOYMENT AGREEMENT. At the Closing, Buyer and John Jaffe shall enter into an employment agreement substantially in the form of Exhibit 2.6 attached hereto (the "EMPLOYMENT AGREEMENT").

     2.7 INDUCEMENT FEE. As an inducement to the Buyer to negotiate and enter into this Agreement and to undertake the further cost and expense of conducting its due diligence

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investigation and preparing to satisfy its obligations at the Closing, Sellers hereby agree, jointly and severally, to pay to Buyer not later than nine (9) months after the date hereof, the sum of $1,500,000 (the "INDUCEMENT FEE"). The Inducement Fee will be included in the Liabilities and will become an obligation of Buyer. In addition, the Inducement Fee will become an obligation of any other person or entity (including any holder of a right of first refusal, preemptive right or other similar right, with respect to any of the Assets) who purchases the Assets, or any portion thereof, as a result of the execution and delivery by Sellers of this Agreement. This Section 2.7 shall survive the termination hereof except that the Inducement Fee will be canceled if this Agreement is terminated for any reason other than the exercise by all Manufacturers of their respective rights of first refusal, preemptive rights or other similar rights as provided under Section 10.13(a).

     2.8 EXISTING LEASE. At Closing, MIC shall assign the Existing Lease to Buyer through the execution and delivery of an Assumption Agreement to Buyer. L.O.R. and MIC shall have executed and delivered to Buyer a termination agreement (the "SUBLEASE TERMINATION AGREEMENT"), in recordable form, of the Agreement of Sublease dated June 26, 1989 between MIC and L.O.R. The Sellers will record, at their expense, the Sublease Termination Agreement where appropriate promptly after Closing.

     2.9 ISSUANCE OF STOCK. The Buyer will use its best reasonable efforts to deliver to the Sellers prior to the Closing a prospectus (a "PROSPECTUS") with respect to the Buyer's offer and sale to the Sellers of the Registered Common Stock to the Sellers no later than the thirtieth (30th) Business Day prior to the Closing Date. The Sellers shall provide Buyer with a notice (the "SELLERS' NOTICE") not sooner than twenty (20) Business Days after the receipt by the Sellers from the Buyer of the Prospectus, and not later than five (5) Business Days before the Closing Date. The Sellers' Notice shall indicate whether the Sellers desire to receive Registered Common Stock (as defined below) or Restricted Common Stock (as defined below). In the event that the Sellers' Notice provides for the issuance of Registered Common Stock, the Buyer shall issue and deliver to the Sellers at the Closing, in the respective percentages set forth below their names on Schedule 2.2, that number of whole shares (the "REGISTERED COMMON STOCK") of Buyer's Class A Common Stock, par value $.01 per share (the "COMMON STOCK"), with an aggregate Market Price (as of the Closing
Date) equal to the Asset Agreement Stock Consideration. As used herein, the term "MARKET PRICE" shall mean the average of the daily closing prices on the New York Stock Exchange for one share of Common Stock for the twenty (20) consecutive trading days ending on the last trading day immediately prior to the date of determination. In lieu of the issuance of any fractional share of Common Stock under this Section, the Buyer shall pay to the Sellers in cash or by bank or cashier's check an amount equal to the Market Price of such share as of the date payment is due multiplied by the fraction of such share.

     2.10 ALTERNATIVE ISSUANCE OF STOCK. In the event that: (i) Buyer shall fail, for any reason, to satisfy its "best reasonable efforts" obligation to deliver timely to the Sellers the Prospectus in accordance with Section 2.9,
(ii) if the Seller's Notice indicates the Sellers' preference for the issuance and delivery of Registered Common Stock and Buyer shall for any reason fail to deliver the Registered Common Stock to the Sellers at the Closing, or (iii) if the Seller's Notice indicates the Seller's preference for the issuance and delivery of Restricted Common Stock then, in any such

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case, notwithstanding anything contained in Section 2.9 to the contrary, the
Buyer shall issue and deliver to the Sellers at the Closing, in the respective percentages set forth below their names on Schedule 2.2, that number of whole shares (the "RESTRICTED COMMON STOCK") of Common Stock with an aggregate Market Price (as of the Closing Date) equal to the Asset Agreement Stock Consideration. Subject to the terms and conditions hereof, the issuance and delivery of such shares shall satisfy in full all of Buyer's obligations under Section 2.9. In lieu of the issuance of any fractional share of Common Stock under this Section, the Buyer shall pay to the Sellers in cash or by bank or cashier's check an amount equal to the Market Price of such share as of the date payment is due multiplied by the fraction of such share.

     2.11 MARKET PROTECTION FOR SONIC COMMON SHARES.

          (a) As used herein, the term "CLOSING DATE MARKET PRICE" shall mean the Market Price as of the Closing Date. As used herein, the term "RESTRICTIVE PERIOD MARKET PRICE" shall mean the Market Price, as determined as of the later of (i) the first trading day after the date of the expiration of the Restrictive Period and (ii) the first trading day after the date on which Sellers are first able to utilize a prospectus supplement to the Acquisition Shelf Registration Statement or the S-3 Registration Statement for resales.

          (b) In the event that the Restrictive Period Market Price is less than the Closing Date Market Price, then Buyer shall pay to the Sellers, in the respective percentages set forth below their names on Schedule 2.2, no later than the third Business Day after the date the Restrictive Period Market Price may be determined, an amount equal to the number of Sonic Common Shares issued hereunder and then held by them multiplied by the difference between the Restrictive Period Market Price and Closing Date Market Price. If Registered Common Shares were issued to the Sellers at the Closing and if the Acquisition Shelf Registration Statement is then current and effective in accordance with
Section 2.12 (including Section 2.12(a)(ii)), such payment shall be made through the issuance and delivery of additional whole shares of Common Stock with an aggregate Restrictive Period Market Price equal to the amount due under this
Section 2.11(b), and the offer and resale of such shares of Common Stock shall be registered under the Acquisition Shelf Registration Statement in accordance with Section 2.12. Such shares shall be considered Registered Common Stock under the terms hereof. If the Acquisition Shelf Registration Statement is not then current and effective in accordance with Section 2.12 (including Section 2.12(a)(ii)), such payment shall be made in immediately available funds by bank or cashier's check or wire transfer. Any fractional share amount shall be paid by bank or cashier's check or wire transfer. Notwithstanding anything contained in this Section 2.11(b) to the contrary, in the event that Sonic Common Shares are redeemed pursuant to Section 2.11(d), no payment shall be made under this
Section 2.11(b).

          (c) In the event that the Restrictive Period Market Price exceeds the Closing Date Market Price, then the Sellers shall return to Buyer, no later than the third Business Day after the date the Restrictive Period Market Price may be determined, pro rata according to their respective amounts set forth below their names on Schedule 2.2 hereto, an aggregate amount of whole Sonic Common Shares with an aggregate Restrictive Period Market Price equal to the number of Sonic Common Shares issued hereunder and then held by the Sellers, multiplied by the difference between

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the Closing Date Market  Price and the  Restrictive  Period  Market  Price.  Any
fractional share amount shall be paid by bank or cashier's check or wire transfer. Notwithstanding anything contained in this Section 2.11(c) to the contrary, in the event that Sonic Common Shares are redeemed pursuant to Section 1.2(d), no payment shall be made under this Section 2.11(c).

          (d) Notwithstanding any other provision of this Agreement, if on or prior to the ninetieth (90th) day after the Restrictive Period Expiration Date all steps on the part of Buyer necessary to register the resale of all Sonic Common Shares held by Sellers shall not have been taken (including, without limitation the filing of the Acquisition Shelf Registration Statement and/or the S-3 Registration Statement together with the appropriate S-3 Resale Prospectus and/or the Resale Prospectus (as hereinafter defined)), the Buyer shall, as and to the extent permitted by the Delaware General Corporation Law, immediately redeem all of the Sonic Common Shares issued hereunder and then held by the Sellers and deliver to the Sellers therefor, in immediately available funds by bank or cashier's check or wire transfer, an amount equal to the aggregate Market Price, as of the Closing Date, of all such Sonic Common Shares, together with any accrued and unpaid interest thereon required under Section 2.12(b)(i). Any such payment shall be made to the Sellers in the respective percentages set forth below their names on Schedule 2.2. In such an event, Sellers shall deliver to Buyer certificates representing such Sonic Common Shares, duly endorsed for transfer to Buyer or accompanied by appropriate stock power and vesting unto Buyer good and marketable title to all of such shares, free and clear of any and all Encumbrances.

     2.12 ADDITIONAL TERMS RELATING TO THE ISSUANCE OF COMMON STOCK.

          (a) ISSUANCE OF REGISTERED COMMON STOCK. In the event that Buyer issues and delivers Registered Common Stock to the Sellers hereunder, the parties agree as follows:

               (i) ACQUISITION SHELF REGISTRATION STATEMENT. The offer and sale of the Registered Common Stock by the Buyer shall be registered under an effective registration statement on Form S-4 (the "ACQUISITION SHELF REGISTRATION STATEMENT") filed by the Buyer with the Securities and Exchange Commission (the "SEC").

               (ii) PROSPECTUS SUPPLEMENT. To the extent required by law, the Buyer shall prepare as soon as reasonably practicable after the issuance of such shares a prospectus supplement or post-effective amendment to the Acquisition Shelf Registration Statement that would permit the offer and resale of the Registered Common Stock from time to time by the Sellers after the Restrictive Period. Promptly after Buyer has prepared such supplement or amendment, Buyer will provide the Sellers with notice thereof.

               (iii) LISTING. The Buyer shall cause the Registered Common Stock to be listed for trading on the New York Stock Exchange prior to the termination of the Restrictive Period.

               (iv) CURRENCY OF SHELF. The Buyer shall maintain the effectiveness of the Acquisition Shelf Registration Statement for the resale of the Registered Common Stock and maintain a current resale prospectus to permit the resale of the Registered Common Stock until all

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of the shares of  Registered  Common Stock that remain unsold may be sold by the
Sellers without restriction pursuant to clause (k) of Rule 144 ("RULE 144"), or any successor regulation thereto, promulgated by the SEC under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or pursuant to clause (d) of Rule 145, or any successor regulation thereto ("RULE 145"), promulgated by the SEC under the Securities Act . So long as the Acquisition Shelf Registration Statement is effective, the Sellers agree that they shall effect each resale of Registered Common Stock only as permitted by Rules 144 and 145, as applicable, or pursuant to a current prospectus or supplements thereto that is a part of the Acquisition Shelf Registration Statement (the "RESALE PROSPECTUS") with respect to which the Buyer, for each such resale, has granted its prior consent to the use thereof.

          (b) ISSUANCE OF RESTRICTED COMMON STOCK. In the event that Buyer issues and delivers Restricted Common Stock to the Sellers hereunder, the parties agree as follows:

               (i) S-3 REGISTRATION STATEMENT. The Buyer shall use its best reasonable efforts to register the resale of the Restricted Common Stock pursuant to a registration statement on Form S-3 (the "S-3 REGISTRATION STATEMENT") effective as of the first Business Day after the expiration of the Restrictive Period (the "RESTRICTIVE PERIOD EXPIRATION DATE") or as soon thereafter as reasonably practicable. Promptly after the S-3 Registration Statement becomes effective, Buyer shall notify the Sellers thereof. In the event that the S-3 Registration Statement shall not be effective as of the Restrictive Period Expiration Date, the Buyer shall be obligated to pay to the Sellers, during the period commencing upon the Restrictive Period Expiration Date and ending upon the date the S-3 Registration Statement becomes effective and an S-3 Resale Prospectus (as hereinafter defined) is current and effective, interest in the amount of the Interest Rate upon the aggregate Market Price, determined as of the Closing Date, of the Sonic Common Shares issued hereunder and then held by the Sellers. Any such interest payments shall be made to the Sellers in the respective percentages set forth below their names on Schedule
2.2. Any such interest payments shall be made monthly in arrears and shall be paid, with respect to any calendar month, no later than the fifth Business Day of the following calendar month.

               (ii) LISTING. The Buyer shall cause the Restricted Common Stock to be listed for trading on the New York Stock Exchange prior to the termination of the Restrictive Period.

               (iii) CURRENCY OF S-3 REGISTRATION STATEMENT. The Buyer shall maintain the effectiveness of the S-3 Registration Statement for the resale of the Restricted Common Stock and maintain a current resale prospectus to permit the resale of the Restricted Common Stock until all of the Restricted Common Stock that remains unsold may be sold by the Sellers without restriction pursuant to clause (d) of Rule 145 or clause (k) of Rule 144, as applicable, or any successor regulation thereto. So long as the S-3 Registration Statement is effective, the Sellers agree that they shall effect each resale of Restricted Common Stock only as permitted by Rule 144 or pursuant to a current prospectus or supplements thereto that is a part of the S-3 Registration Statement (the "S-3 RESALE PROSPECTUS") with respect to which the Buyer, for each such resale, has granted its prior consent to the use thereof.

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          (c) ADDITIONAL SELLERS' OBLIGATIONS. The Sellers agree and acknowledge, with regard to the offer or resale by any of them of any shares of Common Stock issued to them hereunder (as used herein the term "SONIC COMMON SHARES" shall refer to such shares), that:

               (i) any offering of any of the Sonic Common Shares under the Resale Prospectus or under the S-3 Resale Prospectus by a Seller will be effected in an orderly manner through one or more of three (3) reputable securities dealers (including, unless otherwise indicated by Buyer, Merrill Lynch & Co., BancBoston Robertson Stephens, and Stephens, Inc.), acting as broker or dealer, selected by the Buyer in its sole discretion (each a "DESIGNATED BROKER");

               (ii) if requested by the Buyer, in connection with a resale of Sonic Common Shares under the Acquisition Shelf Registration Statement or the S-3 Registration Statement, the Sellers will enter into one or more custody agreements with one or more banks with respect to such Sonic Common Shares so that all such Sonic Common Shares are held in the custody of such bank or banks provided however that any Sonic Common Shares not sold pursuant to the Acquisition Shelf Registration Statement or the S-3 Registration Statement shall be released from custody on request of the Sellers;

               (iii) each Seller will make resales of Registered Common Stock only by one or more methods described in the Resale Prospectus (including resales pursuant to Rule 144, or any successor regulation thereto), as appropriately supplemented or amended when required; and each Seller will make resales of Restricted Common Stock only by one or more methods described in the S-3 Resale Prospectus (including resales pursuant to Rule 144, or any successor regulations thereto), as appropriately supplemented or amended when required;

               (iv) since the Sonic Common Shares may be subject to restrictions on resale under Rules 144 or 145, as applicable, the certificates representing the Sonic Common Shares will be issued by the Buyer to the Sellers with such legends as the Buyer may reasonably require until such Sonic Common Shares are offered pursuant to the foregoing terms under the Resale Prospectus, the S-3 Resale Prospectus or pursuant to Rules 144 or 145, as applicable, at which time such certificates shall be tendered to the Buyer by the Sellers and a new certificate or certificates without legends shall be issued by the Buyer to the Designated Broker in order to settle any resales by the Sellers;

               (v) the Sellers shall provide the Buyer, in writing, with all information concerning the Sellers and their resale of the Sonic Common Shares as may be reasonably requested by the Buyer in order to comply with the Securities Act, and the Sellers shall indemnify the Buyer for any liabilities (the "SELLERS' LIABILITIES") arising under the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any state securities or blue sky laws resulting from any material misstatements in, or omissions of material information from, such information provided by the Sellers to the Buyer pursuant to this clause (v); and

               (vi) the Sellers shall pay the commissions or fees of the Designated Brokers in connection with the resale of the Sonic Common Shares, and Buyer shall pay all fees related to the registration, listing and maintaining the registered status of the Sonic Common Shares and the fees and expenses of the custodial bank or banks holding such Sonic Common Shares, if applicable.

          (d) ADDITIONAL BUYER OBLIGATIONS. The Buyer agrees that:

               (i) the Buyer shall pay all expenses, including legal and accounting fees, in connection with the preparation, filing and maintenance of, as applicable, the Acquisition Shelf Registration Statement, the S-3 Registration Statement (including any amendments to either Registration Statement), the Resale Prospectus, the S-3 Resale Prospectus (including any supplements to either Prospectus), the issuance of certificates representing the Sonic Common Shares and other expenses incurred by the Buyer in meeting its obligations set forth in Sections 2.9 through 2.12, inclusive; and

               (ii) the Buyer shall indemnify the Sellers for any liabilities arising under the Securities Act, the Exchange Act, or any state securities or blue sky laws resulting from any material misstatements in, or omissions of material information from, the Resale Prospectus, the S-3 Resale Prospectus, the Acquisition Shelf Registration Statement and the S-3 Registration Statement, including the information incorporated by reference therein, except for the Sellers' Liabilities.

          (e) NO INJUNCTION. Notwithstanding any provision of this Agreement to the contrary, the Sellers and the Stockholders shall not have any right to take any action (and the Sellers and the Stockholders hereby agree that none of them shall take any action) to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement. Nothing contained in this
Section 2.12(e) shall prevent the Sellers from making a claim for monetary relief.

          (f) RESTRICTIVE PERIOD. The Sellers shall not offer, sell or otherwise dispose of, or contract to sell or dispose of, any of the Sonic Common Shares for a period of one hundred eighty (180) days after the Closing Date (the "RESTRICTIVE PERIOD"); provided, however, that each Seller may transfer his or her Sonic Common Shares during the Restrictive Period: (A) to his or her spouse or issue or to a trust for the benefit of his or her spouse or issue or (B) in connection with his or her death; provided, further, that in the event of any such transfer contemplated by clause (A) or (B) above, such Sonic Common Shares shall remain subject to the restrictions on transfer in this Section 2.12(f).


                             ARTICLE III

            NEW VEHICLES; DEMONSTRATORS AND USED VEHICLES

     3.1 NEW VEHICLES. At the Closing, Buyer shall purchase all of each Seller's untitled new 1999 and 1998 motor vehicles in the respective Seller's stock and unsold by the respective Sellers as of the Closing Date and which are listed on
Schedule 3.1 hereto, which schedule Sellers shall
deliver to Buyer not more than three (3) days prior to the Closing (all such vehicles are collectively referred to hereinafter as the "NEW VEHICLES" of such Seller, or of the Sellers collectively if the context so admits or provides). The purchase price to be paid by Buyer for each New Vehicle shall be the price at which the New Vehicle was invoiced to the respective Seller by the applicable Manufacturer, as adjusted pursuant to this Article III (the sum of all such amounts to be paid for New Vehicles as determined by this Article III is herein referred to as the "NEW VEHICLE PURCHASE PRICE"). Schedule 3.1 shall set forth the model, invoice cost, and all other information necessary to calculate the New Vehicle Purchase Price with respect to each New Vehicle listed in such
Schedule 3.1. At the Closing, each Seller shall assign to Buyer, without any additional consideration therefor, by appropriate documents reasonably satisfactory to Buyer, all unfilled retail orders and deposits made thereon. Any profits or proceeds derived from such unfilled retail orders shall belong to Buyer.

     3.2 DEMONSTRATORS. At the Closing, Buyer shall purchase all of each Seller's untitled 1999 and 1998 motor vehicles in such Seller's stock and unsold by such Seller as of the Closing Date which are used in the ordinary course of business for the purpose of demonstration and that are listed on Schedule 3.2, which schedule Sellers shall deliver to Buyer no more than three (3) days prior to the Closing (all such vehicles are collectively referred to herein as the "DEMONSTRATORS"of such Seller, or of the Sellers collectively if the context so admits or provides). For purposes of this Agreement, any motor vehicle with more than 6,000 miles on its odometer shall be deemed to be "used" rather than a "Demonstrator." The purchase price to be paid by Buyer for each Demonstrator shall be the price at which the Demonstrator was invoiced to the Seller by the applicable Manufacturer, as adjusted pursuant to this Article III, and as reduced by an amount equal to ten cents ($.10) multiplied by the total mileage on such odometer (the sum of all such amounts to be paid for Demonstrators hereunder is herein referred to as the "DEMONSTRATOR PURCHASE PRICE"). Schedule
3.2 shall set forth each Demonstrator's model, invoice cost, odometer reading and all other information necessary to calculate the Demonstrator Purchase Price with respect to such Demonstrator.

     3.3 ADJUSTMENT OF NEW VEHICLE AND DEMONSTRATOR PURCHASE PRICE. The purchase price paid for each New Vehicle and each Demonstrator purchased under this
Article III shall be: (a) increased by the dealer cost of any equipment and accessories which have been installed in such vehicles; and (b) decreased by (i) the dealer cost of any equipment and accessories which have been removed from such vehicles, (ii) all paid or unpaid rebates, discounts, holdback for dealer account and other factory incentives to the extent not already deducted from dealer cost (including without limitation rebates applied for and paid but not earned, incentive monies claimed on pre-reported units and carryover allowances on 1998 models), and (iii) refundable advertising allowances, if any.

     3.4 DAMAGED OR REPAIRED NEW VEHICLES AND DEMONSTRATORS. If any New Vehicles or Demonstrators shall have suffered any damage prior to the Closing Date which is not reflected on Schedule 3.1 or Schedule 3.2, the applicable Seller shall notify Buyer in writing on or prior to the Closing Date. In such case, the applicable Seller and Buyer will attempt to agree on the cost to cover reasonably required repairs prior to sale, which amount shall be deducted from the price to be paid for such New Vehicle or Demonstrator to the extent not repaired prior to Closing. In the event Buyer and the applicable Seller cannot agree on the cost of repairs or the amount of reduction, Buyer shall have no obligation to purchase any such damaged New Vehicle or Demonstrator and such Seller shall have no obligation to sell such damaged New Vehicle or Demonstrator. With respect to any New Vehicle or Demonstrator which shall have been damaged and repaired prior to the Closing Date, the applicable Seller and Buyer will attempt to agree on an adjustment to the price to reflect the decrease, if any, in the wholesale value of such New Vehicle or Demonstrator resulting from such damage and repair, which amount shall be deducted from the price to be paid for such New Vehicle or Demonstrator. In the event Buyer and such Seller cannot agree on such adjustment, Buyer shall have no obligation to purchase such New Vehicle or Demonstrator and such Seller shall have no obligation to sell such New Vehicle or Demonstrator.

     3.5 USED VEHICLES. Buyer shall have no obligation to purchase any vehicle from any Seller other than its obligation hereunder to purchase the New Vehicles and the Demonstrators. Sellers and Buyer shall perform an inventory of each Seller's motor vehicles that are not New Vehicles or Demonstrators as of the Inventory Date and, in connection with such inventory, the applicable Seller and Buyer shall attempt to assign a mutually agreed price to each such vehicle owned by such Seller as of the Closing Date. Any such vehicles as to which such Seller and Buyer are unable to agree upon a price shall not be purchased by Buyer in connection herewith. Any such vehicles as to which such Seller and Buyer shall agree upon a price are collectively referred to herein as the "USED VEHICLES" of such Seller, or of the Sellers collectively if the context so admits or provides, and shall be purchased by the Buyer at the Closing. The aggregate sum of all prices assigned to such Used Vehicles to be purchased by Buyer pursuant to the terms of this Section 3.5 shall be referred to herein as the "USED VEHICLE PURCHASE PRICE."


                              ARTICLE IV

                          PARTS/ACCESSORIES

     4.1 THE INVENTORY. Buyer and Sellers shall engage a mutually acceptable third party engaged in the business of appraising, valuing and preparing inventories for automobile dealerships (hereinafter referred to as the "INVENTORY SERVICE") to prepare an inventory list (the "INVENTORY") of the parts and accessories, as well as of the Miscellaneous Inventory, owned by and either used or held for use by the respective Sellers in the Businesses. The Inventory (insofar as it relates to parts and accessories) shall be posted to each Manufacturer's approved system of inventory control. The cost of the Inventory shall be borne 50% by Buyer and 50% by Sellers. Buyer shall have the right to deduct Sellers' portion of such expense from the consideration to be paid to Sellers under the terms of this Agreement and to remit such sums directly to the Inventory Service. The Inventory shall be completed by the Inventory Date. The Inventory shall identify each part and accessory and its purchase price.

     4.2 RETURNABLE AND NON-RETURNABLE PARTS AND ACCESSORIES. The Inventory shall classify parts and accessories as "returnable" or "nonreturnable." For purposes of this Agreement, the terms "returnable parts" and "returnable accessories" shall describe and include only those new parts and new accessories for vehicles which are listed (coded) in the latest current Master Parts Price List Suggested List Prices and Dealer Prices, or other applicable similar price lists, of the applicable Manufacturer, with supplements or the equivalent in effect as of the Inventory Date (the "MASTER PRICE LIST"), as returnable to the applicable Manufacturer at not less than the purchase price reflected in the Master Price List or in the most recent applicable price list. The purchase price for each "returnable part" and "returnable accessory" will be the price listed in the Master Price List. All parts and accessories listed (coded) in the Master Price List as non-returnable to the applicable Manufacturer shall be classified as "nonreturnable." The purchase price for each "nonreturnable" part and accessory, of which type the applicable Seller has made no sales during the ninety (90) day period prior to the Inventory Date, shall be sixty percent (60%) of the price listed therefor in the Master Price List. The purchase price for each "nonreturnable" part and accessory, of which type the applicable Seller has made retail sales to one or more customers during the ninety (90) day period prior to the Inventory Date, shall be one hundred percent (100%) of the price therefor listed in the Master Price List. The purchase price for all "Jobber" and/or "NPN" parts shall be equal to the applicable Seller's original cost of such parts. The purchase price for all nuts, bolts and any other parts not addressed in this Section 4.2 shall equal the value thereof as determined by the Inventory Service.

     4.3 PARTS. At the Closing, Buyer shall purchase all parts and accessories owned by each Seller at the Closing Date and listed on the Inventory (the "PARTS"of such Seller, or of the Sellers collectively if the context so admits or provides) provided, however, that Buyer shall not be obligated to purchase any damaged parts or accessories, parts and accessories with component parts missing, superseded or obsolete parts or accessories, or used parts or accessories. Sellers agree that if parts and accessories that Buyer is not obligated to purchase hereunder are not removed from the Real Property within thirty (30) days after the Closing Date, they shall become the property of Buyer without the payment of any consideration in addition to the consideration otherwise provided herein. Buyer agrees to provide access to Sellers for the purpose of removing such property during such thirty (30) day period.

     4.4 PARTS PURCHASE PRICE. The purchase price for the Parts will equal the value of such items shown on the Inventory, subject to the provisions of Section
4.2 above (the "PARTS PURCHASE PRICE").

     4.5 PARTS RETURN PRIVILEGES. Each Seller shall assign to Buyer at Closing any net parts return privileges under the respective Manufacturer's Parts Return Plans that may have accrued to such Seller prior to the Closing (and any other special parts return authorizations which may have been granted to such Seller by a Manufacturer).


                              ARTICLE V

        MISCELLANEOUS INVENTORIES; WORK IN PROGRESS; FIXTURES
                            AND EQUIPMENT

     5.1 MISCELLANEOUS INVENTORIES. At the Closing, Buyer shall purchase all useable gas, oil and grease, all undercoat material and body materials in unopened cans and such other miscellaneous useable and saleable articles in unbroken lots (including office supplies) which (i) are on any Seller's dealership premises and used in its Business, (ii) are owned by such Seller on the Closing Date, (iii) do not represent more than a sixty (60) day supply of any particular item(s), and (iv) are identified in the Inventory taken by the Inventory Service on the Inventory Date (collectively referred to herein as the "MISCELLANEOUS INVENTORIES"of such Seller, or of the Sellers collectively if the context so admits or provides). The purchase price for the Miscellaneous Inventories shall be equal to the replacement cost of the Miscellaneous Inventories as determined by the Inventory Service and set forth on the Inventory (the sum of all prices of the Miscellaneous Inventories pursuant to the terms of this Section 5.1 shall be referred to herein as the "MISCELLANEOUS INVENTORIES PURCHASE PRICE").

     5.2 MISCELLANEOUS ITEMS NOT INCLUDED IN THE INVENTORY. Buyer shall have no obligation to purchase any such miscellaneous items that are not included in the Miscellaneous Inventories. Sellers agree that any miscellaneous items that are not included in the Miscellaneous Inventories and are not removed from the Real Property within thirty (30) days after the Closing Date shall become the property of Buyer without the payment of any consideration in addition to the consideration otherwise provided herein. Buyer agrees to provide access to Sellers for the purpose of removing such property during such thirty (30) day period.

     5.3 WORK IN PROGRESS. At the Closing, Buyer shall buy at the applicable Seller's actual cost for parts and labor such shop labor and sublet repairs as such Seller shall have caused to be performed on any repair orders in connection with their respective Businesses which are in process at the close of business on the Closing Date for which there are adequate credit arrangements (the "WORK IN PROGRESS"of such Seller, or of the Sellers collectively if the context so admits or provides) (the aggregate sum of all costs of Sellers for the Work in Progress pursuant to the terms of this Section 5.3 shall be referred to herein as the "WORK IN PROGRESS PURCHASE PRICE"). Buyer shall complete such repair work and shall be entitled to the entire proceeds to be collected for such services.

     5.4 FIXTURES AND EQUIPMENT. At the Closing, Buyer shall purchase all fixtures, machinery, equipment (including special tools and shop equipment), furniture, leasehold improvements and all signs and office equipment owned by each Seller and used or held for use in connection with the respective Businesses, including the items listed on Schedule 5.4 hereto, which schedule Sellers shall deliver to Buyer not later than five (5) days prior to the Closing (collectively referred to herein as the "FIXTURES AND EQUIPMENT"of a Seller, or of the Sellers collectively if the context so admits or provides). The purchase price for the Fixtures and Equipment shall be the depreciated book value thereof as reflected in said Schedule 5.4 hereto (the "FIXTURES AND EQUIPMENT PURCHASE PRICE").

     5.5 MISCELLANEOUS ASSETS. At the Closing, and without payment of any additional consideration, Buyer shall purchase all of the following assets that are used or held for use in connection with or relate to the Sellers' respective Businesses (i) unused shop repair orders, parts sales tickets, accounting forms, binders, office and shop supplies and such shop reference manuals, parts reference catalogs, non-accounting file copies for all sales of such Seller for the three (3) years preceding the Closing Date, (ii) copies of new and used car sales records and specifically wholesale parts sales records, new and used parts sales records, and service sales records for the three (3) years preceding the Closing Date, (iii) product sales training material and reference books on hand as of the Closing Date, (iv) customer and registration lists pertaining to the sale of motor vehicles, service files, repair orders, owner follow-up lists and similar records, (v) telephone numbers and listings used by such Seller, (vi) names and addresses of each Seller's service customers and prospective purchasers, (vii) all lawfully transferrable licenses and permits, (viii) all rights and claims under or arising out of the contracts and leases included in the Liabilities, and (ix) Sellers' respective rights to the tradenames "Lexus of Rockville," "Nissan Jeep of Waldorf," "Rockville Porsche Audi" and any other tradename used by any Seller, as listed on Schedule 5.5 hereto, and any similar variations thereof (all the foregoing items collectively referred to herein as the "MISCELLANEOUS ASSETS"of a Seller, or of the Sellers collectively if the context so admits or provides).

     5.6 CERTAIN RECORDS OF SELLER; ACCESS BY SELLER. Each Seller may retain all corporate records, financial records and correspondence which are not necessary for the continued operation of such Seller's Business by Buyer. For a period of two (2) years following the Closing Date, Buyer and Sellers will allow the Sellers and Buyer, respectively, and their respective authorized agents and representatives access, upon reasonable notice during business hours, to the books and records regarding post-Closing adjustments arising during the three day period prior to Closing.

     5.7 WARRANTY OBLIGATIONS OF SELLER. To the extent that a Seller may have issued warranties on the vehicles sold by such Seller on or prior to the Closing Date and to the extent such warranties are not included in the Work in Progress, Buyer shall have no responsibility to perform any services required under such warranties, unless authorized in writing by the applicable Seller accompanied by arrangements in writing satisfactory to Buyer to assure Buyer of payment for all work performed by Buyer, and, if so authorized by a Seller, such Seller shall reimburse Buyer for all of Buyer's costs for parts and labor in connection therewith at established internal rates for parts and labor. At the Closing Date, each Seller shall supply Buyer with a list to which such warranties and guaranties, if any, are applicable, which list shall include the names of the purchasers, the make and year model of the vehicles purchased and the date of purchase. Each Seller shall also supply to Buyer at or prior to the Closing Date an address for and a designation of the person who will be responsible for authorizing Buyer to perform any services under such warranties, if any, issued by such Seller on vehicles sold by it on or prior to the Closing Date. The applicable Seller shall reimburse Buyer promptly upon demand for all sums due or payable by such Seller to Buyer hereunder.

     5.8 ACCOUNTS RECEIVABLE. Each Seller shall retain all accounts receivable arising out of the operation of its Business on or prior to the Closing Date and Buyer shall retain all accounts receivable arising out of sales and/or services of the respective Businesses after the Closing Date. After the Closing Date, Buyer shall cooperate with Sellers and shall use reasonable and ordinary efforts, including providing Sellers access to the Buyer's books, records and employees (at Sellers' expense) to assist Sellers in their efforts to collect their respective accounts receivable for a period of six (6) months after the Closing. Buyer shall accept payment of each Seller's accounts receivable at no charge to Sellers for a period of six (6) months after the Closing, and shall forward to Sellers, promptly upon receipt, all the money so received on said accounts. Notwithstanding anything to the contrary, Buyer shall have no responsibility to actually collect any Sellers' accounts receivable.


                              ARTICLE VI
               REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers and the Stockholders as follows:

     6.1 ORGANIZATION; POWER AND AUTHORITY; AUTHORIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary and has full corporate power and authority to own or use the properties it purports to own and use and to carry on its business as now being conducted. The Board of Directors of Buyer has, or prior to the Closing will have, duly approved this Agreement, all other agreements, certificates and documents executed or to be executed by Buyer in connection herewith, and the transactions contemplated hereby and thereby. Buyer has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by Buyer in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement, and all other agreements, certificates and documents executed or to be executed by Buyer in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of Buyer enforceable against Buyer in accordance with their respective terms.

     6.2 NON-VIOLATION; CONSENTS. Except as set forth on Schedule 6.2 attached hereto, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof do not and will not: (a) conflict with or violate any of the provisions of Buyer's restated Certificate of Incorporation or By-laws, each as amended, or any resolution of the Board of Directors or the stockholders of Buyer, (b) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to Buyer, (c) violate or conflict with or result in a breach of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which Buyer is a party or by which Buyer is bound or affected, or
(d) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

     6.3 LITIGATION. There are no actions, suits or proceedings pending, or, to the knowledge of Buyer, threatened against or affecting Buyer which might adversely affect the power or authority of Buyer to carry out the transactions to be performed by it hereunder.

     6.4 BROKERS' OR FINDERS' FEES, ETC. No agent, broker, investment banker, person or firm acting on behalf of the Buyer or any person, firm or corporation affiliated with the Buyer or under its authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the consummation of the transactions contemplated hereby.

     6.5 DISCLOSURE MATERIAL. Sellers acknowledge that Buyer has delivered to them copies of (i) the Prospectus dated November 10, 1997 (the "1997 PROSPECTUS"), (ii) the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (iii) the Buyer's Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 1998, June 30, 1998 and September 30, 1998 and (iv) all Current Reports on Form 8-K, filed in 1998 or 1999, each in the form (excluding exhibits) filed with the SEC (collectively, such Form 10-K, 10-Q and 8-K being hereinafter referred to as its "REPORTS"). Neither the 1997 Prospectus nor any of the Reports contained, at the time of filing thereof with the SEC, any untrue statement of any material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     6.6 NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made by Buyer in this Agreement, and no statement contained in any agreement, instrument, certificate or schedule furnished or to be furnished by Buyer pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                             ARTICLE VII

    REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE STOCKHOLDERS

     Sellers and the Stockholders, jointly and severally, represent and warrant to Buyer, as follows:

     7.1 ORGANIZATION; POWER AND AUTHORITY; AUTHORIZATION. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary and has full corporate power and authority to own or use the properties it purports to own and use and to carry on its business as now being conducted. Schedule 7.1 sets forth each person or entity which has an ownership interest in any Seller and the extent and nature of such ownership interest held by each such owner. Each Seller has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by such Seller in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Each of the Stockholders has full capacity, power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by such Stockholder in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform his or her obligations hereunder and thereunder. This Agreement, and all other agreements, certificates and documents executed or to be executed by any Seller in connection herewith, have been duly authorized by all necessary corporate action and constitute or, when executed and delivered, will constitute legal, valid and binding agreements of such Seller enforceable against such Seller in accordance with their respective terms. This Agreement, and all other agreements, certificates and documents executed or to be executed by a Stockholder in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of such Stockholder enforceable against him or her in accordance with their respective terms. No Seller has ever operated its Business under any tradenames other than the tradenames listed or referred to in Section 5.5, except that MIC's corporate name is "Manhattan Imported Cars" (although it has not operated under the tradename "Manhattan Imported Cars" during the last fifteen (15) years) and Waldorf has operated under the tradename of Nissan Jeep Eagle of Waldorf.

     7.2 NO VIOLATION; CONSENTS. Except as set forth in Schedule 7.2 attached hereto, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof do not and will not: (a) conflict with or violate any of the provisions of any Seller's Articles of Incorporation, as amended, or any resolution of the Board of Directors of any Seller, (b) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to any Seller, any Assets, any Business or any Liabilities, (c) provided that the transactions contemplated hereby and (to the extent described in Sections 8.16 and 9.7) the Real Property Purchase Agreement are consummated, violate or conflict with or result in a breach of, or constitute a default under, or an event giving rise to a right of termination of, any Contract (as defined in Section 7.10), any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which any of the Sellers or any of the Stockholders is a party or by which any of the Sellers, any of the Stockholders or any of the Assets are bound or affected, (d) result in the creation or imposition of any Encumbrance upon any of the Assets, or (e) except for the Articles of Transfer or as otherwise specifically contemplated by this Agreement, require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

     7.3 LITIGATION. There are no actions, suits or proceedings pending (excluding any actions, suits or proceedings for which process has not been served) or, to the knowledge of Sellers and the Stockholders, threatened against any Seller or any of the Stockholders which might adversely affect the power or authority of any of them to carry out the transactions to be performed by any such party hereunder. There are no actions, suits or proceedings pending (excluding any actions, suits or proceedings for which process has not been served) or, to the knowledge of Sellers and the Stockholders, threatened against or affecting any Seller, other than those adequately covered by insurance, and those disclosed on Schedule 7.3 attached hereto, and none of the actions, suits or proceedings described on Schedule 7.3, if determined adversely to such Seller, will have, or could reasonably be expected to have, a material adverse effect upon the Assets or the Liabilities of any Seller or the business, prospects, properties, earnings, results of operations or condition (financial or otherwise) of any Business.

     7.4 TITLE TO ASSETS; ENCUMBRANCES. Except as disclosed on Schedule 7.4 attached hereto, each Seller has good title to its Assets, free and clear of all liens (including tax liens), security interests, encumbrances, actions, claims, payments or demands of any kind and character (collectively, "ENCUMBRANCES"), except Encumbrances disclosed on Schedule 7.4 hereto and Encumbrances for ad valorem personal property taxes not yet due and payable. All of the Assets to be transferred hereunder conform, as to condition and character, to the descriptions of such Assets contained herein and will be transferred at the Closing free and clear of all Encumbrances, except Encumbrances for ad valorem personal property taxes not yet due and payable. To the knowledge of Sellers and the Stockholder, the ownership and use of the Assets, and the operation of the respective Businesses, do not infringe upon the intellectual property rights of any other person or entity.

     7.5 PERMITS AND APPROVALS. Except as disclosed on Schedule 7.5 attached hereto, there are no permits or approvals used or obtained for use by any Seller which are required under applicable law in connection with the ownership or operation of the respective Businesses.

     7.6  FINANCIAL STATEMENTS.

          (a) Each Seller has delivered to Buyer the financial statements of such Seller listed in Schedule 7.6 attached hereto (the "FINANCIAL STATEMENTS"). Except as set forth on Schedule 7.6, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied. Each balance sheet included in the Financial Statements fairly presents the financial condition of such Seller as of the date thereof and all debts and liabilities of such Seller, fixed or contingent, as of the date thereof, and each related statement of income included in the Financial Statements fairly presents the results of the operations of such Seller and the changes in its financial position for the period indicated, all in accordance with generally accepted accounting principles consistently applied. The Financial Statements are in accord with the books and records of such Seller, which books and records are true, correct and complete.

          (b) No Seller has any outstanding material claims, liabilities, obligations or indebtedness of any nature, fixed or contingent, except as set forth in its Financial Statements, or in the Schedules to this Agreement, and except for liabilities incurred in the ordinary course of business and of the kind and type reflected in the Financial Statements.

     7.7 BROKERS AND FINDERS. None of the Sellers, and none of the Stockholders, has engaged any broker or any other person or entity who would be entitled to any brokerage commission or finder's fee in respect of the execution of this Agreement and/or the consummation of the transactions contemplated hereby, other than such fee or commission the entire cost of which will be borne by Sellers.

     7.8  COMPLIANCE WITH LAWS.

          (a) Except as set forth on Schedule 7.8(a) attached hereto, the Assets comply in all material respects with, and the Businesses have been conducted in all material respects in compliance with, all laws, rules and regulations (including all worker safety and all Environmental Laws (as hereinafter defined)) applicable zoning and other laws, ordinances, regulations and building codes, and none of the Sellers, and none of the Stockholders, has received any notice of any violation thereof which has not been remedied.

          (b) Except as set forth on Schedule 7.8(b) attached hereto, (i) no Seller has at any time generated, used, treated or stored Hazardous Materials (as hereinafter defined) on, or transported Hazardous Materials to or from, the Real Property or any property adjoining or adjacent to the Real Property and, to the knowledge of Sellers and the Stockholders, no party has taken such actions on or with respect to the Real Property, provided, however, certain petroleum products are stored and handled by Sellers in the ordinary course of business in compliance in all material respects with all Environmental Laws, (ii) no Seller has at any time released or disposed of Hazardous Materials on the Real Property or any property adjoining or adjacent to the Real Property, and, to the knowledge of Sellers and the Stockholders, no party has taken any such actions on the Real Property, (iii) each Seller has at all times been in compliance with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to the Real Property, the Assets and the operation of its Business, except where failure to comply has not had, and could not reasonably be expected to have, a material adverse effect on such Seller's Assets or Liabilities or the prospects, properties, earnings, results of operations or condition (financial or otherwise) of its Business, (iv) there are no past, pending or, to the knowledge of Sellers and the Stockholders, threatened environmental claims against any Seller, any Real Property, any of the Assets or any Business, (v) to the knowledge of Sellers and the Stockholders, there are no facts or circumstances, conditions or occurrences regarding any Seller, any Real Property, any of the Assets or any Business that could reasonably be anticipated to form the basis of an environmental claim against any Seller, any Real Property, any of the Assets or any Business or to cause such Real Property, Assets or Business to be subject to any restrictions on its ownership, occupancy, use or transferability under any environmental law,
(vi) there are not now and, to the knowledge of Sellers and the Stockholders, never have been any underground storage tanks located on any Real Property,
(vii) no Seller has transported or arranged for the transportation of any Hazardous Materials to any site other than the Real Property and (viii) except as set forth on Schedule 7.8(b), none of the Sellers, and none of the Stockholders, has operated any Business at any location other than the applicable Real Property. As used herein, the term "ENVIRONMENTAL LAWS" shall mean all present and future federal, state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements or permits, issued, promulgated, approved or entered thereunder by any governmental authority relating to pollution or Hazardous Materials or protection of human health or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended. As used herein, the term "HAZARDOUS MATERIALS" means any waste, pollutant, chemical, hazardous substance, toxic substance, hazardous waste, special waste, solid waste petroleum or petroleum-derived substance or waste, or any constituent or decomposition product of any such pollutant, material, substance or waste, regulated under or as defined by any Environmental Law.

          (c) None of the Sellers, nor any Stockholder, director, officer, agent or employee of such Seller or, to the knowledge of Sellers and the Stockholders, any other person or entity associated with or acting for or on behalf of such Seller, has, directly or indirectly, made any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, regardless of form, whether in money, property or services: (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of such Seller.

     7.9 FIXTURES AND EQUIPMENT. The Fixtures and Equipment constitute in the aggregate all of the fixtures, machinery, equipment, furniture, leasehold improvements, signs and office equipment used by Sellers in the Businesses and, to the extent such are currently actively used in the operation of the Businesses, are in good operating condition, normal wear and tear excepted. All Demonstrators have been operated in the ordinary course of business, are operated with dealer tags and have not had certificates of title issued with respect to them. The structures and building systems included in the Real Property are in good condition, maintenance and repair, normal wear and tear excepted.

     7.10 CONTRACTS. All contracts and leases to which a Seller is a party or to which a Seller or any of the Assets are bound that relate to the Businesses are set forth on Part I of Schedule 2.4 (collectively, the "CONTRACTS"). Each Seller has in all material respects performed all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any of the material Contracts. There exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of Sellers and the Stockholders, no other party to any Contract is in default in any respect of any of its obligations thereunder. Each of the Contracts is valid and in full force and effect and enforceable against the applicable Seller in accordance with its terms, and, to the knowledge of Sellers and the Stockholders, enforceable against the other parties thereto in accordance with its respective terms. Except as set forth in Schedule 7.2 hereto, each Contract is assignable to Buyer without the consent of the other party(ies) thereto.

     7.11 ADEQUACY OF ASSETS. With respect to each Seller, except for such Seller's cash and accounts receivable and rights under its dealership agreements with the applicable Manufacturer, the Assets of such Seller, together with the Real Property and the Contracts (including all equipment leased pursuant to the equipment leases included in the Contracts) of such Seller, comprise all of the assets, properties, contracts, leases and rights necessary for Buyer to operate the Business of such Seller substantially in the manner operated by such Seller prior to the Closing. The failure by any Seller to satisfy and discharge in full any of its Retained Liabilities will not have, and could not reasonably be expected to have, a material adverse effect upon any of the Assets or Liabilities of such Seller or the prospects, properties, earnings, results of operations or condition (financial or otherwise) of its Business.

     7.12 TAXES. Each Seller has filed all federal, state and local governmental tax returns required to be filed by it in accordance with the provisions of law pertaining thereto and has paid all taxes and assessments (including, without limitation of the foregoing, income, excise, unemployment, social security, occupation, franchise, property and import taxes, duties or charges and all penalties and interest in respect thereof) required by such tax returns or otherwise to have been paid to date.

     7.13 EMPLOYEES. Schedule 7.13 attached hereto discloses, as of the date hereof, all of each Seller's employees, as well as each employee's compensation (including, separately, base pay and any incentive or commission pay), title, length of employment, employment contract, if any, and accrued vacation time. Except as disclosed on Schedule 7.13, none of the Sellers have any "employee benefit plan" ("EMPLOYEE BENEFIT PLAN") (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including without limitation, any bonus, deferred compensation, pension, profit-sharing, stock option, employee stock purchase, secrecy agreement or covenant not to compete with any employee. None of the Sellers are currently, nor has any ever been, a party to any collective bargaining agreement or other labor contract, and there has not been nor is there pending or, to the knowledge of Sellers and the Stockholders, threatened any union organizational drive or application for certification of a collective bargaining agent with respect to such Seller's employees. Each Seller has been and is now in material compliance with the "COBRA" health care continuation coverage requirements of Section 4980B of the Internal Revenue Code of 1986, as amended, and Sections 601-608 of ERISA and any applicable state health care continuation coverage requirements. No Seller has made any promises nor incurred any liability, pursuant to an Employee Benefit Plan or otherwise, to provide medical or other welfare benefits to retired or former employees of such Seller (other than COBRA or state mandated continuation coverage, where applicable). Except as disclosed on Schedule 7.13, none of any Seller's employees or former employees has elected COBRA continuation coverage or has incurred a COBRA qualifying event since January 1, 1997.

     7.14 YEAR 2000. Sellers have (i) initiated a review and assessment of all areas within the Businesses and operations (including those affected by the Manufacturers, suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by a Seller may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line as described on Schedule
7.14 for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan and timetable, except as set forth in said Schedule 7.14.

     7.15 RESTRICTED COMMON STOCK MATTERS.

          (a) Each of the Sellers and the Stockholders understand that the Restricted Common Stock, if any, will not be registered, except for resales as expressly contemplated hereby, under the Securities Act or applicable state securities laws on the basis that the sale provided for in this Agreement and the issuance of such Restricted Common Stock hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Buyer's reliance on such exemption is predicated on the representations and warranties of such Seller and such Stockholder.

          (b) The Restricted Common Stock, if any, is being acquired for the account of each Seller and each Stockholder for the purposes of investment and not with a view to the distribution thereof, as those terms are used in the Securities Act and the rules and regulations promulgated thereunder.

          (c) Each of the Sellers and the Stockholders is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and each of the Sellers and the Stockholders has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of acquiring the Restricted Common Stock; each of the Sellers and Stockholders has delivered to the Buyer an Investor Qualification Questionnaire with respect to such Seller's and/or Stockholder's status as an "accredited investor".

          (d) Each of the Sellers and the Stockholders has received copies of:
(i) the Prospectus dated November 10, 1997; (ii) the Form 10-K filing of Buyer for the year ended December 31, 1997 (without exhibits); (iii) the Form 10-Q filings of Buyer for the first, second and third quarters of 1998 (without exhibits); and (iv) the Form 8-K filings of Buyer filed March 24, 1998 and July 9, 1998 (without exhibits); and has been furnished such other information, and has had an opportunity to ask such questions and have them answered by the Buyer, as it, he or she has deemed necessary in order to make an informed investment decision with respect to the acquisition of the Restricted Common Stock.

          (e) Each of the Sellers and the Stockholders understands, and has the financial capability of assuming, the economic risk of an investment in the Restricted Common Stock for an indefinite period of time.

          (f) Each of the Sellers and the Stockholders has been advised that such Seller and/or Stockholder will not be able to sell, pledge or otherwise dispose of the Restricted Common Stock, or any interest therein, without first complying with the relevant provisions of the Securities Act and any applicable state securities laws, and that the provisions of Rule 144 permitting routine sales of securities of certain issuers subject to the terms and conditions thereof, may not currently be available to such Seller and/or Stockholder with respect to the Restricted Common Stock.

          (g) Each of the Sellers and the Stockholders has, to the extent such Seller and/or Stockholder has deemed necessary, consulted with its, his or her own investment advisors, legal counsel and tax advisors regarding an investment in the Restricted Common Stock.

          (h) Each of the Sellers and the Stockholders acknowledges that, except as set forth in this Agreement, the Buyer is not under any obligation (i) to register the Restricted Common Stock, or (ii) to furnish any information or to take any other action to assist the Sellers or the Stockholders in complying with the terms and conditions of any exemption which might be available under the Securities Act or any state securities laws with respect to sales of the Restricted Common Stock by the undersigned in the future.

     7.16 NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made by any Seller or any Stockholder in this Agreement, and no statement contained in any agreement, instrument, certificate or schedule furnished or to be furnished by any Seller or any
Stockholder pursuant hereto,
contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.


                             ARTICLE VIII

             CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     The obligations of Buyer to perform this Agreement at Closing are subject to the following conditions precedent which shall be fully satisfied at or before the Closing, unless waived in writing by Buyer.

     8.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Sellers and the Stockholders herein contained shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and Buyer shall have received a certificate from the Stockholders and a duly authorized officer of each Seller, dated the Closing Date, to such effect.

     8.2 COMPLIANCE WITH AGREEMENTS. Each of the agreements or obligations required by this Agreement to be performed or complied with by any Seller or any Stockholder at or before the Closing shall have been duly performed or complied with in all material respects, and Buyer shall have received a certificate from the Stockholders and a duly authorized officer of each Seller, dated the Closing Date, to such effect.

     8.3 NO LITIGATION. No action, suit or proceeding shall have been instituted by a governmental agency or any other third party to prohibit or restrain the sale contemplated by this Agreement or otherwise challenge the power and authority of the parties to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the sale contemplated by this Agreement.

     8.4 INVENTORY. The Inventory shall have been completed to the reasonable satisfaction of Buyer.

     8.5 CORPORATE ORGANIZATION; ENCUMBRANCES. Each Seller shall have furnished to Buyer: (a) a certificate of good standing of such Seller issued by the Secretary of State of the State of Maryland dated as of a recent date prior to the Closing Date; (b) a copy of the Articles of Incorporation of such Seller certified by the Secretary of State of the State of Maryland dated as of a recent date prior to the Closing Date; (c) a certificate of such Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying as to (i) no amendments to the Articles of Incorporation of such Seller since the date of the certificate delivered in accordance with

Section 8.5(b); (ii) the Bylaws of such Seller; and (iii) the incumbency and signatures of the officers of such Seller executing this Agreement and any other agreements, instruments or documents to be executed by such Seller in connection herewith; and (d) UCC-11 search reports or other evidence reasonably satisfactory to Buyer and its counsel that the Assets are free and clear of all Encumbrances.

     8.6 BOARD RESOLUTIONS. Each Seller shall have furnished to Buyer a copy of the resolutions duly adopted by the directors and the Stockholders of such Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by an authorized officer of such Seller as of the Closing Date.

     8.7 NO DAMAGE. There shall have been no material adverse change or development in any of the Assets or the Liabilities of any Seller or in the prospects, properties, earnings, results of operations or condition (financial or otherwise) of either of the Businesses, and no event shall have occurred or circumstance exist that may, or could reasonably be expected to, result in such a material adverse change. Excepted from this provision are the general business and economic conditions generally effecting the industry and markets in which the Sellers participate.

     8.8 MOTOR VEHICLE LICENSES. Buyer shall have been licensed as a Motor Vehicle Dealer under applicable Maryland motor vehicle dealer registration laws and shall have obtained all other authorizations, consents, licenses and permits from applicable governmental agencies having or asserting jurisdiction, which Buyer deems necessary or appropriate to conduct business as an automobile dealer at each dealership location included in the Real Property.

     8.9 CONSENTS AND APPROVALS. Each Seller shall have obtained all other authorizations, consents and approvals from third persons and entities as are
(a) required to assign those material contracts and leases that Buyer is to assume at Closing or (b) otherwise required of any Seller to consummate the transactions contemplated hereby.

     8.10 CERTIFICATES OF ORIGIN; ETC. Each Seller shall have transferred to Buyer certificates of title or origin for all New Vehicles, Demonstrators and, if applicable, Used Vehicles and all of its registration lists, owner follow-up lists and service files on hand as of the Closing Date with respect to its Business.

     8.11 TERMINATION OF SELLERS' AGREEMENTS WITH MANUFACTURERS. Each Seller shall have terminated in writing contingent upon Closing hereunder such Seller's dealer agreement and any other applicable sales and service agreements with the applicable Manufacturer.

     8.12 BILLS OF SALE; ETC. Each of the Sellers and the Stockholders shall have executed, as appropriate, and delivered to Buyer a Bill of Sale, Articles of Transfer, other documents of transfer of title contemplated hereby and any and all other documents necessary or desirable in connection with the transfer of the Assets, which documents shall warrant title to Buyer consistent with this Agreement and shall in all respects be in such form as may be reasonably required by Buyer and its counsel.

     8.13 MANUFACTURER APPROVAL. Excluding each Manufacturer as to which this Agreement has been partially terminated with respect to the Assets and Liabilities relating to such Manufacturer's dealership franchise, each of the Manufacturers shall have approved Buyer or Buyer's affiliate as an authorized dealer and O. Bruton Smith or O. Bruton Smith's designee, as the authorized dealer operator, and each such Manufacturer shall have executed a dealer agreement, and any other applicable sales and service agreements, on terms reasonably satisfactory to Buyer.

     8.14 CONSENTS, ETC. All consents, approvals, notices, filings and/or registrations set forth on Schedule 7.2 hereto shall have been obtained or made and Sellers shall have delivered to Buyer evidence thereof reasonably satisfactory to Buyer.

     8.15 EXISTING LEASE. The owner of the Rockville Property shall have approved the assignment of the Existing Lease from MIC to Buyer and executed and delivered to Buyer an estoppel, in form and substance reasonably acceptable to Buyer. MIC shall have assigned the Existing Lease to Buyer. L.O.R. and MIC shall have executed and delivered to Buyer the Sublease Termination Agreement.

     8.16 OTHER BASIC AGREEMENTS. With respect only to the consummation of the transactions contemplated hereby in respect of the acquisition of the Assets and Liabilities relating to the Nissan and Jeep dealership franchise, (a) all conditions to the obligations of Buyer or its affiliates under the Real Property Purchase Agreement shall have been satisfied or fulfilled unless waived in writing by such party and (b) the closing under the Real Property Purchase Agreement shall have occurred or shall be occurring contemporaneously with the Closing of the transactions contemplated by this Agreement.

     8.17 CHANGE OF NAME. Each Seller, except MIC, shall have delivered to Buyer all documents, including, without limitation, Articles of Amendment, resolutions of the directors and the Stockholders of such Seller, necessary to effect a change of name of such Seller after the Closing to names other than the corporate name and trade names referred to in Section 5.5 or any variation thereof.

     8.18 HSR. All applicable waiting periods under the HSR Act (as defined in Section 10.15) shall have expired without any indication by the Antitrust Division (as defined in Section 10.15) or the FTC (as defined in Section 10.15) that either of them intends to challenge the transactions contemplated hereby or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

     8.19 NON-COMPETITION AGREEMENTS. L.O.R., Waldorf, Bernard Mills and John Birch shall have executed and delivered to Buyer the Non-Competition Agreements in accordance with Section 2.5.

     8.20 EMPLOYMENT AGREEMENT. John Jaffe shall have executed and delivered to Buyer the Employment Agreement.

     8.21 AUDITED FINANCIAL STATEMENTS OF BUYER. Buyer shall have completed preparation of such audited financial statements of each Seller as may be required by applicable regulations of the Securities and Exchange Commission or by Buyer's lenders.

     8.22 OPINION OF COUNSEL. Buyer shall have received an opinion of Whiteford, Taylor & Preston, L.L.P., counsel to Sellers and the Stockholders, dated the Closing Date, in substantially the form of Exhibit 8.22 attached hereto.

     8.23 AIR BEACH LEASE. Air Beach shall have executed and delivered to Buyer the Air Beach Lease.


                              ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS AND THE STOCKHOLDERS

     The obligations of Sellers and the Stockholders to perform this Agreement at Closing are subject to the following conditions precedent which shall be fully satisfied at or before the Closing, unless waived in writing by Sellers:

     9.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Buyer herein contained shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and Sellers shall have received a certificate from a duly authorized officer of Buyer, dated the Closing Date, to such effect.

     9.2 COMPLIANCE WITH AGREEMENTS. Each of the agreements or obligations required by this Agreement to be performed or complied with by Buyer at or before the Closing shall have been duly performed or complied with in all material respects, and Sellers shall have received a certificate from a duly authorized officer of Buyer, dated the Closing Date, to such effect.

     9.3 NO LITIGATION. No action, suit or proceeding shall have been instituted by a governmental agency or any third party to prohibit or restrain the sale contemplated by this Agreement or otherwise challenge the power and authority of the parties to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the sale contemplated by this Agreement.

     9.4 INVENTORY. The Inventory shall have been completed to the reasonable satisfaction of Sellers.

     9.5 CORPORATE ORGANIZATION; BOARD RESOLUTIONS. Buyer shall have furnished to Sellers: (a) a certificate of good standing of Buyer issued by the Secretary of State of the State of Delaware dated as of a recent date prior to the Closing Date; and (b) a certificate of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, certifying as to (i) the Certificate of Incorporation of Buyer; (ii) the By-laws of Buyer; (iii) the resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (iv) the incumbency and signatures of the officers of Buyer executing this Agreement and any other agreements, instruments or documents to be executed by Buyer in connection herewith.

     9.6 PAYMENT OF PURCHASE PRICE; ASSUMPTION AGREEMENTS; ARTICLES OF TRANSFER. Buyer shall have tendered to Sellers the Purchase Price and shall have executed and delivered the Assumption Agreement and the Articles of Transfer.

     9.7 OTHER BASIC AGREEMENTS. With respect only to the consummation of the transactions contemplated hereby in respect of the acquisition of the Assets and Liabilities relating to the Nissan and Jeep dealership franchises, (a) all conditions to the Seller's (as defined in the Real Property Purchase Agreement) obligations under the Real Property Purchase Agreement shall have been satisfied or fulfilled, unless waived in writing by such party (b) and the closing under the Real Property Purchase Agreement shall have occurred or shall be occurring contemporaneously with the Closing of the transactions contemplated hereby.

     9.8 HSR. All applicable waiting periods under the HSR Act shall have expired without any indication of the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby, or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

     9.9 EMPLOYMENT AGREEMENT. Buyer shall have executed and delivered to John Jaffe the Employment Agreement.

     9.10 OPINION OF COUNSEL. Sellers shall have received an opinion of Parker, Poe, Adams & Bernstein L.L.P., counsel to Buyer, dated the Closing Date, in substantially the form attached hereto as Exhibit 9.10.

     9.11 GUARANTY. Buyer shall have entered into an agreement with the Existing Lease landlord to guarantee the payments under the Existing Lease.

     9.12 AIR BEACH LEASE. Buyer shall have executed and delivered to the Sellers the Air Beach Lease.

                              ARTICLE X

                      COVENANTS AND AGREEMENTS

     10.1 BULK SALES. Each Seller shall comply with the notification requirements of the Maryland Uniform Commercial Code--Bulk Transfer Law with respect to the transactions contemplated hereby.

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


     10.2 FURTHER ASSURANCES. Sellers and the Stockholders agree that they will, at any time and from time to time, after the Closing, upon request of Buyer, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, in a form reasonably satisfactory to Buyer's counsel, as may be reasonably required to convey and transfer to and vest in Buyer, and protect its rights, title and interest in and enjoyment of, all the Assets.

     10.3 SATISFACTION OF CLOSING CONDITIONS. The parties hereto shall use their reasonable best efforts to satisfy the conditions contemplated by Articles VIII and IX, and to obtain, and to cooperate with each other in obtaining, all authorizations, approvals, licenses, permits and other consents contemplated by Articles VIII and IX.

     10.4 NO MATERIAL ADVERSE CHANGES. During the period from the date of this Agreement through the Closing Date, each Seller will operate its Business only in the ordinary course of business and in accordance with past practices. Sellers shall promptly notify Buyer of any material adverse change or development in any of the Assets or the Liabilities of any Seller or in the prospects, properties, earnings, results of operations or condition (financial or otherwise) of either Business, and of the occurrence of any event or circumstance that will, or could reasonably be expected to, result in such a material adverse change. Excepted from this provision are general economic or business conditions generally effecting the industry and markets in which the respective Sellers participate.

     10.5 ACCESS. Until Closing, Sellers shall afford to Buyer, its attorneys, accountants and such other representatives of Buyer as Buyer shall designate to Sellers, free and full access at all reasonable times, and upon reasonable prior notice, to the Assets and the properties, books and records of each Seller, and to interview personnel, suppliers and customers of each Seller, in order that Buyer may have full opportunity to make such further investigation as it shall reasonably desire of the Assets, the Liabilities and the Businesses. Sellers and the Stockholders have furnished to Buyer the due diligence materials set forth in Schedule 10.5 hereto, and shall provide to Buyer such additional information as Buyer may reasonably request. Buyer's representatives shall coordinate all visits to the Real Property or the Sellers' business locations and conversations with employees of each Seller with the Stockholders or their designee and shall use reasonable efforts to minimize any disruption of Sellers' businesses in performing such visits or investigations. Buyer shall bear the costs, fees and expenses in connection with any financial audit.

     10.6 INDEMNIFICATION BY SELLERS AND THE STOCKHOLDERS.

          (a) All representations and warranties of Sellers and the Stockholders contained herein, or in any agreement, certificate or document executed by any Seller or any of the Stockholders in connection herewith, shall survive the Closing for a period of two (2) years with the exception of (i) the representations and warranties of Sellers and the Stockholders contained in
Section 7.12, which shall survive the Closing for seven years except that, in the case of fraud, such representations and warranties shall survive indefinitely; (ii) the representations and warranties of Sellers and the Stockholders contained in Section 7.8, which shall survive the Closing for a period of three (3) years; and (iii) the representations and warranties of Sellers and the Stockholders contained in Section 7.4, which shall survive the Closing indefinitely. As to each representation and warranty of the parties to this Agreement, the date to which such representation and warranty shall survive is hereinafter referred to as the "SURVIVAL DATE." All information contained in any Schedule furnished hereunder by any Seller shall be deemed a representation and warranty by Sellers and the Stockholders of such Seller made in this Agreement as to the accuracy of such information.

          (b) Subject to Section 10.18, Sellers and the Stockholders, jointly and severally, agree to indemnify and hold harmless Buyer and its stockholders, officers, directors, employees and agents, and their respective successors and assignees (collectively, the "BUYER INDEMNITEES"), from and against any and all losses, damages, liabilities, obligations, assessments, suits, actions, proceedings, claims or demands, including costs, expenses and fees (including reasonable attorneys' fees and expert witness fees incurred in connection therewith) ("LOSSES"), suffered by any of them or asserted against any of them or any of the Assets, arising out of or based upon (i) the breach or failure of any representation or warranty of any Seller or any Stockholder contained herein, or in any agreement, certificate or document executed by any Seller or any Stockholder in connection herewith, to be true and correct; provided, however, that the Sellers and the Stockholders shall not have any indemnification obligation under this Section 10.6(b)(i) until (and only to the extent that) the Losses in respect of all claims for indemnity pursuant to this
Section 10.6(b)(i) shall exceed a cumulative aggregate total of $150,000, (ii) the breach of any covenant or agreement of any Seller or any Stockholder contained in this Agreement, (iii) the Retained Liabilities or any liability or obligation of any Stockholder, (iv) any arrangements or agreements made or alleged to have been made by any Seller or any Stockholder with any broker, finder or other agent in connection with the transactions contemplated hereby, or (v) any matter, item, circumstance or condition listed, contained or otherwise referred to on Schedules 7.8(a), and 7.8(b).

          (c) No claim for indemnification with respect to a breach of a representation and warranty shall be made by a Buyer Indemnitee after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee shall have given an indemnifying party written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit, or cause of action against such Buyer Indemnitee.

     10.7 INDEMNIFICATION BY BUYER.

          (a) All representations and warranties of Buyer contained herein, or in any agreement, certificate or document executed by Buyer in connection herewith, shall survive the Closing for a period of two (2) years. All information contained in any Schedule furnished hereunder by Buyer shall be deemed a representation and warranty by Buyer made in this Agreement as to the accuracy of such information.

          (b) Subject to Section 10.18, Buyer agrees to indemnify and hold harmless Sellers and their respective stockholders, officers, employees, agents, successors and assigns (the "SELLER INDEMNITEES"), from and against any and all Losses incurred in connection with, suffered by any of them, or asserted against any of them, arising out of or based upon (i) the breach or failure of any representation or warranty of Buyer contained herein, or in any agreement, certificate or document executed by Buyer in connection herewith, to be true and correct, (ii) the breach of any covenant or agreement of Buyer contained in this Agreement, (iii) Buyer's failure to discharge the Liabilities, (iv) any arrangements or agreements made or alleged to have been made by Buyer with any broker, finder or other agent in connection with the transactions contemplated hereby, or (v) any event or action by Buyer or failure to act by Buyer, occurring with respect to the Assets or the Businesses subsequent to the Closing Date but only to the extent that Buyer is not entitled to indemnification from any of the persons or entities referred to in Section 7.8 of the Merger Agreement with respect to such event, action or failure to act.

          (c) No claim for indemnification with respect to a breach of a representation and warranty shall be made by any Seller Indemnitee under this Agreement after the applicable Survival Date unless prior to such Survival Date the Seller Indemnitee shall have given Buyer written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit, or cause of action against such Seller Indemnitee.

     10.8 CERTAIN TAXES. Personal property, use and intangible taxes and assessments and utility charges with respect to the Assets shall be prorated on a per diem basis and apportioned between Sellers, on the one hand, and Buyer, on the other hand, as of the date of the Closing. Sellers shall be liable for that portion of such taxes and assessments relating to, or arising in respect of, periods on or prior to the Closing Date, and Buyer shall be liable for that portion of such taxes and assessments relating to, or arising in respect of, any period after the Closing Date. Any taxes attributable to the sale or transfer of the Assets to Buyer hereunder shall be paid by Sellers.

     10.9 NO PUBLICITY. Except as may be required by law or the rules of the New York Stock Exchange or as necessary in connection with the transactions contemplated hereby, no party hereto shall (a) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior approval of the other parties hereto or (b) otherwise disclose the existence and nature of the transactions contemplated hereby to any person or entity other than such party's accountants, attorneys, agents, representatives and employees of Sellers, as appropriate, all of whom shall be subject to this nondisclosure obligation as agents of such party. The parties shall cooperate with each other in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement. Buyer approves of Sellers making their employees aware of this Agreement upon the execution thereof. Buyer recognizes that the presence of its representatives at the Sellers' dealership location will cause speculation by the Sellers' respective employees concerning the transactions contemplated hereby and that Sellers have no control over such speculation.

     10.10 NO NEGOTIATIONS OR DISCUSSIONS. None of the Sellers, and none of the Stockholders, shall, directly or indirectly, at any time on or prior to the Closing Date, pursue, initiate, encourage or engage in, any negotiations or discussions with, or provide any information to, any person or entity (other than Buyer and its representatives and affiliates) regarding the sale or possible sale to any such person or entity of any of the Assets of any Seller or capital stock of any Seller or any merger or consolidation or similar transaction involving any Seller.

     10.11 REGARDING THE MANUFACTURERS. Each Seller shall promptly notify the applicable Manufacturers regarding the transactions contemplated by this Agreement. Buyer shall promptly apply to the respective Manufacturers for, or cause an affiliate of Buyer to apply to the respective Manufacturers for, the issuance of franchises to operate automobile dealerships upon the Real Property. Effective as of the Closing, each Seller shall terminate its Dealer Sales and Service Agreements with the applicable Manufacturer. Each Seller shall fully cooperate with Buyer, and take all reasonable steps to assist Buyer, in Buyer's efforts to obtain its own similar Dealer Sales and Service Agreements with the applicable Manufacturer. The parties acknowledge that Buyer's Dealer Agreements are subject to the approval of the respective Manufacturers and that Buyer would be unable to obtain its own, similar Dealer Sales and Service Agreements absent Sellers' termination of their respective agreements.

     10.12 SELLERS' EMPLOYEES. Buyer shall have the right, but not the obligation, to employ any or all of Sellers' respective employees. If permitted by law and applicable regulations, each Seller shall, in consideration for the sale of substantially all of such Seller's assets in bulk, assign and transfer to Buyer, without additional charge therefor, the amount of reserve in such Seller's State Unemployment Compensation Fund with respect to its Business and the corresponding experience rate.

     10.13     TERMINATION.

          (a) Notwithstanding any other provision herein contained to the contrary, this Agreement shall automatically terminate, without any action taken by the parties hereto, in the event that all Manufacturers exercise their rights of first refusal, preemptive rights or other similar rights under their respective dealer agreements with the Sellers. Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing:

               (i) by the written mutual consent of the parties hereto prior to the Closing Date Deadline;

               (ii) by Buyer prior to the Closing Date Deadline in the event of any material breach by any Seller or any of the Stockholders of any of their respective representations, warranties, covenants or agreements contained herein;

               (iii) by Sellers, jointly, prior to the Closing Date Deadline in the event of any material breach by Buyer of any of Buyer's representations, warranties, covenants or agreements contained herein;

               (iv) at any time after the Closing Date Deadline, by written notice by Buyer or Sellers (subject to the other party's option to elect to extend the Closing Date Deadline in accordance with Section 1.4) to the other parties hereto if the Closing shall not have occurred on or before the Closing Date Deadline (as the same may have been extended in accordance with Section 1.4);

               (v) by Buyer (by written notice to the Sellers) or by the Sellers (by written notice to Buyer) if either or both of the following occur:

                    (A) two or more of the following occur (other than in connection with any exercise of any rights of first refusal, preemptive rights or other similar rights) (I) Lexus shall fail to grant such approvals and execute such documents as contemplated by Section 8.13 on or before the Closing Date Deadline, (II) Nissan shall fail to grant such approvals and execute such documents as contemplated by Section 8.13 on or before the Closing Date Deadline, (III) Chrysler shall fail to grant such approvals and execute such documents as contemplated by Section 8.13 on or before the Closing Date Deadline, (IV) either (1) BMW of North America, Inc. shall fail to grant such approvals and execute such documents as contemplated by Section 7.10 of the Merger Agreement on or before the Closing Date Deadline or (2) the Merger Agreement is terminated prior to the Closing; or (V) a Partial Termination shall occur with respect to the Waldorf Business as a result of the termination of the Real Property Purchase Agreement pursuant to Section 10.13(f);

                    (B) (I) Porsche and/or Audi shall fail to grant such approvals and execute such documents as contemplated by Section 8.13 on or before the Closing Date Deadline (other than in connection with any exercise of any rights of first refusal, preemptive rights or other similar rights) AND (II) either (a) one or more of Lexus, Nissan, Chrysler and BMW of North America, Inc. shall fail to grant such approvals and execute such documents as contemplated by, as appropriate, Section 8.13 and Section 7.10 of the Merger Agreement on or before the Closing Date Deadline (other than in connection with any exercise of any rights of first refusal, preemptive rights or other similar rights), (b) the Merger Agreement is terminated prior to the Closing or (c) a Partial Termination shall occur with respect to the Waldorf Business as a result of the termination of the Real Property Purchase Agreement pursuant to Section 10.13(f); or

               (vi) by Buyer, by written notice to Sellers if, after any initial HSR Act filing, the FTC makes a "second request" for information, or if the FTC or the Antitrust Division challenges the transactions contemplated hereby;

provided, however, no party may terminate this Agreement pursuant to clauses
(ii), (iii) or (iv) above if such party is in material breach of any of its representations, warranties, covenants or agreements contained herein.

          (b) In the event of termination of this Agreement pursuant to Section 10.13(a), this Agreement shall, subject to Section 2.7, be of no further force or effect; provided, however, that any termination pursuant to Section 10.13(a) shall not relieve: (i) Buyer of any liability under Section 10.13(c) below; (ii) Sellers and the Stockholders of any liability under Section 10.13(d) below; or
(iii) subject to Section 10.13(e) below, any party hereto of any liability for breach of any representation, warranty, covenant or agreement hereunder occurring prior to such termination.

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


          (c) If this Agreement is terminated by Sellers pursuant to Section 10.13(a)(iv) and the failure to complete the Closing on or before the Closing Date Deadline (as the same may have been extended pursuant to Section 1.4) shall have been due to Buyer's material breach of its representations, warranties, covenants or agreements under this Agreement, then Buyer shall, upon demand of Sellers, promptly pay to Sellers in immediately available funds, as liquidated damages for the loss of the transaction, an aggregate termination fee of $1,000,000 (the "BUYER TERMINATION FEE"); PROVIDED, HOWEVER, that if the Sellers are paid the Buyer's Termination Fee (as defined in the Merger Agreement) pursuant to the Merger Agreement, then the Sellers shall not be entitled to payment of the Buyer Termination Fee hereunder.

          (d) If this Agreement is terminated by Buyer pursuant to Section 10.13(a)(iv) and the failure to complete the Closing on or before the Closing Date Deadline (as the same may have been extended pursuant to Section 1.4) shall have been due to a material breach by any of the Stockholders or any Seller of a representation, warranty, covenant or agreement of such party under this Agreement, then Sellers and the Stockholders, jointly and severally, shall, upon demand of Buyer, promptly pay to Buyer in immediately available funds, as liquidated damages for the loss of the transaction, a termination fee of $1,000,000 (the "SELLER TERMINATION FEE"); PROVIDED, HOWEVER, that if the Buyer is paid the Sellers' Termination Fee (as defined in the Merger Agreement) pursuant to the Merger Agreement, then the Buyer shall not be entitled to payment of the Seller Termination Fee hereunder.

          (e) In the case of termination of this Agreement pursuant to Section 10.13(a)(iv), the rights of the terminating party to be paid the Seller Termination Fee or the Buyer Termination Fee, as the case may be, shall be such party's sole and exclusive remedy for damages; in the event of such termination by either party, such party shall have no right to equitable relief for any breach or alleged breach of this Agreement, other than for specific performance for the payment of the Seller Termination Fee or the Buyer Termination Fee, as the case may be. Nothing contained in this Agreement shall prevent any party from electing not to exercise any right it may have to terminate this Agreement and, instead, seeking any equitable relief (including specific performance) to which it would otherwise be entitled in the event of breach of any other party hereto.

          (f) In the event that (a) a Manufacturer shall fail to grant such approvals and execute such documents as contemplated by Section 8.13 on or before the Closing Date Deadline and (b) no party exercises its right, if any, to terminate this Agreement under Section 10.13(a)(v), then Buyer may terminate this Agreement as it relates to the Assets and Liabilities relating to such Manufacturer's dealership franchise. In addition, in the event that a Manufacturer shall exercise a right of first refusal, preemptive right or similar right with respect to any of the Assets, then Buyer or the Sellers may terminate this Agreement as it relates to the Assets and Liabilities relating to such Manufacturer's dealership franchise. In the event that (a) Porsche or Audi shall fail to grant such approvals and execute such documents as contemplated by
Section 8.13 on or before the Closing Date Deadline and (b) no party exercises its right, if any, to terminate this Agreement under Section 10.13(a)(v), then Buyer or the Sellers may terminate this Agreement as it relates to the Assets and Liabilities relating to the Porsche and Audi dealership franchises. In addition, in the event that Porsche or Audi shall exercise a right of first refusal, preemptive right or similar right with respect to any of the Assets, then Buyer or the Sellers may terminate this Agreement as it relates to the Assets and Liabilities relating to the Porsche and Audi dealership franchises. In the event that the Real Property Purchase Agreement terminates prior to the Closing, then either Buyer or the Sellers may terminate this Agreement as it relates to the Assets and Liabilities relating to the Waldorf Business. Notwithstanding the foregoing, the parties expressly agree and understand that a termination of this Agreement as it relates to certain Assets and Liabilities as contemplated in this Section (a "PARTIAL TERMINATION") shall not effect a termination of this Agreement as it relates to the remainder of the Assets and Liabilities, and, despite any Partial Termination, this Agreement shall remain, subject to the exclusion of such Assets and Liabilities, in full force and effect.

          (g) In the event that there is a Partial Termination as contemplated by Section 10.13(f), the Business and Intangible Assets Purchase Price shall be reduced by the applicable amount below the name of the applicable Seller on
Schedule 2.2 and the other components of the Purchase Price shall be appropriately reduced.

     10.14 CONTEMPORANEOUS CLOSINGS. The parties hereto acknowledge and agree that the consummation of the transactions contemplated by this Agreement is, to the extent described in Sections 8.16 and 9.7, subject to the consummation of the transactions contemplated by the Real Property Purchase Agreement, and the parties agree that, to the extent so required, the closings of all such transactions shall occur contemporaneously. In addition, although the consummation of the transactions contemplated hereby are not subject to the consummation of the transactions contemplated by the Merger Agreement, the parties hereto nonetheless fully intend to and, to the extent practicable, will coordinate the consummation of the transactions contemplated hereby with the consummation of the transactions contemplated by the Merger Agreement in such a manner as to close such transactions on the same day.

     10.15 HSR. Subject to the determination by Buyer that compliance by Sellers and Buyer with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), is not required, Sellers and Buyer shall each prepare and file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION"), and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation. Buyer shall pay any HSR Act filing fee.

     10.16 MIC GUARANTY. Buyer shall use its best efforts to have MIC and the Stockholders released from their respective guaranty obligations under the Existing Lease.

     10.17 BUYER'S FINANCIAL STATEMENTS. Sellers shall allow, cooperate with and assist Buyer's accountants, and shall instruct Sellers' accountants to cooperate, in the preparation of audited financial statements of each Seller as necessary for any required filings by the Buyer with the Securities and Exchange Commission or as required by Buyer's lenders; provided, however, that the expense of such audit shall be borne by Buyer.

     10.18 LIMITATIONS ON INDEMNITY. Notwithstanding any provision herein to the contrary:

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


          (a) Provided the transactions contemplated hereby are consummated, the parties' rights under Sections 10.6 and 10.7 (as specifically limited hereby) shall be the exclusive means (other than with respect to fraud) by which such party shall seek money damages against another party in connection with the transactions contemplated hereby.

          (b) Indemnity obligations of the Stockholders hereunder may, at their election, be satisfied through the payment of cash or the delivery of common stock or preferred stock of the Buyer, or a combination thereof. For purposes of calculating the value of Common Stock paid as contemplated under this Section 10.18(b), the value of a share of Common Stock shall be the Market Price as of the date of Closing for indemnity obligations of the Sellers which are satisfied during the period of "market protection" for Common Stock as provided pursuant to Section 2.11, after which time the value shall be the Market Price as of the date of such payment. Indemnity obligations of the Buyer shall be satisfied through the payment of cash.

          (c) Except as specifically set forth in this Agreement, no party shall be entitled to indemnity for claims or conditions which have been waived by such party.

          (d) Upon making a claim for indemnification, the indemnifying party shall be subrogated, to the extent of such payment, to any rights that the indemnified party may have against any third parties with respect to the subject matter underlying such indemnified claim.

          (e) Notwithstanding the provisions of Section 10.6(b), the aggregate amount of each Stockholder's liability for indemnification obligations under
Section 10.6(b) shall not exceed the aggregate amount equal to (i) such Stockholder's percentage ownership, as shown on Schedule 7.1, of L.O.R. multiplied by the amount of the Purchase Price which is allocated to L.O.R.,
(ii) such Stockholder's percentage ownership, as shown on Schedule 7.1, of Waldorf multiplied by the amount of the Purchase Price which is allocated to Waldorf and (iii) such Stockholder's percentage ownership, as shown on Schedule 7.1, of MIC multiplied by the amount of the Purchase Price which is allocated to MIC. For illustrative purposes only, assume that the Purchase Price is equal to $30,000,000 and is allocated as follows: (i) $20,000,000 to L.O.R., (ii) $7,000,000 to Waldorf and (iii) $3,000,000 to MIC. As shown on Schedule 7.1, Joseph Herson owns 33% of L.O.R., 33% of Waldorf and 41% of MIC. Joseph Herson's liability for indemnification obligations under Section 10.6(b) would not exceed the sum of (i) $20,000,000 x 33.33%, (ii) $7,000,000 x 33.33% and (iii)
$3,000,000 x 41% for a total of $10,229,999.

          (f) Notwithstanding the provisions of Section 10.6(b), but subject to
Section 10.18(g), (i) Mollye Mills shall have no indemnification liability under
Section 10.6(b) with respect to any matter which arises solely with respect to the Waldorf Business; (ii) Bernard Mills shall have no indemnification liability under Section 10.6(b) with respect to any matter which arises solely with respect to the Waldorf Business; (iii) Richard Mills shall have no indemnification liability under Section 10.6(b) with respect to any matter which arises solely with respect to the Waldorf Business or the LOR Business; and (iv) John Birch shall have no indemnification liability under Section 10.6(b) with respect to any matter which arises solely with respect to the MIC Business or the LOR

Business. This Section 10.18(f) shall in no event limit the indemnification liability hereunder of Joseph Herson or John Jaffe.

          (g) The provisions of Section 10.18(f) shall have no force or effect with respect to a Stockholder in the case of any breach of a representation, warranty, covenant or agreement with respect to which such Stockholder has actual knowledge. The Stockholders acknowledge and agree that the $150,000 limitation set forth in Section 10.6(b)(i) applies on an aggregate basis with respect to all of the Sellers and the Stockholders and shall not be applied to each Seller or Stockholder on an individual basis.

          (h) Notwithstanding the provisions of Section 10.6(b), the aggregate amount of MIC's liability for indemnification obligations under Section 10.6(b) shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000).

     10.19 AIR BEACH LEASE. At the Closing, Buyer shall, and the Sellers shall cause Air Beach to, enter into a lease agreement whereby Buyer shall lease the Air Beach Property from Air Beach (the "AIR BEACH LEASE"). The Air Beach Lease:
(a) shall have an initial term of ten (10) years with two (2) renewal terms of five (5) years each, (b) shall be a triple net lease with an annual rental of $115,000 plus the payment of any condominium association fees or charges and (c) shall otherwise be on substantially the terms of Exhibit 10.19 attached hereto. Buyer and the Sellers acknowledge that such Exhibit is a form lease for a stand-alone facility and does not contemplate the lease of condominium units as will occur under the Air Beach Lease. The parties agree that, in preparation of the Air Beach Lease, such Exhibit will be modified as appropriate in order to reflect the lease of condominium units rather than a stand-alone facility.


                              ARTICLE XI

                            MISCELLANEOUS

     11.1 ASSIGNMENT. Except as provided in this Section, this Agreement shall not be assignable by any party hereto without the prior written consent of the other parties. Buyer may assign this Agreement, without the consent of the other parties hereto, to a corporation, partnership, limited liability company or other entity controlled by Buyer, including a corporation, partnership, limited liability company or other entity to be formed at any time prior to the Closing Date, and to any person or entity who shall acquire all or substantially all of the assets of Buyer or of such corporation, partnership, limited liability company or other entity controlled by Buyer (including any such acquisition by merger or consolidation); provided said assignment shall be in writing and the assignee shall assume all obligations of Buyer hereunder, whereupon the assignee shall be substituted in lieu of Buyer named herein for all purposes, and provided further, that Buyer originally named herein shall continue to be liable with respect to its obligations hereunder. Buyer may assign this Agreement, without the consent of the other parties hereto, as collateral security, and the other parties hereto agree to execute and deliver any acknowledgment of such assignment by

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

Buyer as may be required by any lender to Buyer. Notwithstanding the foregoing, Buyer may not assign its obligation to guarantee the Existing Lease contemplated by Section 9.11.

     11.2 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Maryland.

     11.3 ACCOUNTING MATTERS. All accounting matters required or contemplated by this Agreement shall be in accordance with generally accepted accounting principles.

     11.4 FEES AND EXPENSES. Except as otherwise specifically provided in this Agreement, each of the parties hereto shall be responsible for the payment of such party's fees, costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby.

     11.5 AMENDMENTS; MERGER CLAUSE. This Agreement, including the schedules and exhibits hereto (which schedules and exhibits are hereby incorporated herein by this reference), contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement may not be amended except by a writing executed by all of the parties hereto. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. Unless expressly stated herein to the contrary, any reference herein to (a) a Section or Article shall refer to a Section or Article hereof, respectively, and (b) a Schedule or Exhibit shall refer to a Schedule or Exhibit, respectively, attached hereto.

     11.6 WAIVER. To the extent permitted by applicable law, no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by a party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by all the parties hereto. Any waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement. Neither the failure nor any delay by any party hereto in exercising any right or power under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right or power, and no single or partial exercise of any such right or power will preclude any other or further exercise of such right or power or the exercise of any other right or power.

     11.7 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally or sent by facsimile or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or by confirmed facsimile or one (1) business day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

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


               If to Buyer, to:

               Sonic Automotive, Inc.
               5401 E. Independence Boulevard
               Charlotte, North Carolina 28212
               Telecopy No.:  (704) 536-5116
               Attention:  Chief Financial Officer

               With a copy to:

               Parker, Poe, Adams & Bernstein L.L.P.
               2500 Charlotte Plaza
               Charlotte, North Carolina 28244
               Telecopy No.:  (704) 334-4706
               Attention: John R. Hairr III

               If to any Seller or any Stockholder, to:

               Personal and Confidential
               Mr. Joseph Herson
               11617 Old Georgetown Road
               Rockville, MD 20852
               Telecopy No.: (301) 881-3038

               With a copy to:
               Whiteford, Taylor & Preston, L.L.P.
               1025 Connecticut Avenue, N.W. #400
               Washington, D.C.  20036-5405
               Telecopy No.: (202)331-0573
               Attention: Glenn R. Bonard

     11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts. Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

     11.9 KNOWLEDGE. Whenever any representation or warranty of Sellers or the Stockholders contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of Sellers or the Stockholders,
(a) such knowledge shall be deemed to include (i) the best actual knowledge, information and belief of each Seller's directors and officers and of each Stockholder and (ii) any information which any Stockholder would reasonably be expected to be aware of in the prudent discharge of his duties in the ordinary course of business (including consultation with legal counsel) on behalf of any Seller, (b) the knowledge of any Seller shall be deemed to be the knowledge of all its Stockholders, and (c) the knowledge of a Stockholder shall be deemed to be the knowledge of each Seller in which such Stockholder owns, of record or beneficially, shares of capital stock and of every other Stockholder who owns, of record or beneficially, shares of such Seller.

     11.10     ARBITRATION.

          (a) Except as otherwise provided herein, any dispute, claim or controversy arising out of or relating to this Agreement or the interpretation or breach hereof shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA RULES") to the extent such AAA Rules are not inconsistent with this Agreement. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made by any party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The arbitration panel shall consist of three (3) arbitrators, one of whom shall be appointed by Buyer and one of whom shall be appointed by Sellers within thirty (30) days after any request for arbitration hereunder. The two arbitrators thus appointed shall choose the third arbitrator (who shall not be currently nor have been during the last ten years living in, or practicing his or her profession from a base in, North Carolina) within thirty (30) days after their appointment; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator within thirty (30) days after their appointment, either arbitrator may petition the American Arbitration Association to make the appointment. The place of arbitration shall be Charlotte, North Carolina. The arbitrators shall be instructed to render their decision within sixty (60) days after their selection and to allocate all costs and expenses of such arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).

          (b) Notwithstanding the provisions of Section 11.10(a), any dispute relating to accounting matters shall be resolved as provided in this Section 11.10(b). The parties first shall use reasonable efforts to resolve any such accounting dispute. In the event the dispute has not been resolved within a reasonable amount of time, either Buyer, on the one hand, or Sellers, on the other hand, may provide written notice to the other party that the matter will be submitted to an accounting firm for resolution. The parties shall mutually agree in writing on a "big five" accounting firm not in the employ of any party hereto to be retained to resolve the matter, and after joint retention of such firm the determination of such firm shall be final and binding on the parties with respect to such disputed accounting matter. The costs of the accounting firm shall be borne 50% by Buyer and 50% by Sellers.

          (c) Nothing contained in this Section 11.10 shall prevent any party hereto from seeking any equitable relief to which it would otherwise be entitled from a court of competent jurisdiction.

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


     11.11 PERMITTED SUCCESSORS; ASSIGNS; NO THIRD PARTY BENEFICIARIES. Subject to Section 11.1, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors, heirs and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of any Seller, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and permitted assigns, any rights, remedies or other benefits under or by reason of this Agreement.

     11.12 HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.13 SEVERABILITY. In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.


                       [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be executed as of the day and year first above written.

                         SONIC AUTOMOTIVE, INC.

                            /s/ O. Bruton Smith
                         ---------------------------------------

                         By:  O. Bruton Smith
                         Its:      Chief Executive Officer

                         L.O.R., INC.

                            /s/ John Jaffe
                         ---------------------------------------
                         By:  John Jaffe
                         Its: Vice President

                         WALDORF AUTOMOTIVE, INC.

                            /s/ John F. Birch
                         ---------------------------------------
                         By:  John F. Birch
                         Its: President

                         MANHATTAN IMPORTED CARS, INC.

                            /s/ Joseph Herson
                         ---------------------------------------
                         By:  Joseph Herson
                         Its: Chairman

                         STOCKHOLDERS:

                            /s/ Joseph Herson                   (SEAL)
                         ---------------------------------------
                         JOSEPH HERSON

                            /s/ John Birch                      (SEAL)
                         ---------------------------------------
                         JOHN BIRCH

                            /s/ John Jaffe                      (SEAL)
                         ---------------------------------------
                         JOHN JAFFE

                            /s/ Bernard Mills                   (SEAL)
                         ---------------------------------------
                         BERNARD MILLS

                            /s/ Mollye  Mills                   (SEAL)
                         ---------------------------------------
                         MOLLYE MILLS

                            /s/ Richard Mills                   (SEAL)
                         ---------------------------------------
                         RICHARD MILLS

                                       43